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                                                                    Exhibit 10.3

                        AGREEMENT OF LEASE

Property Address:       125 East Bethpage Road
                        Plainview, New York

Landlord:               125 Bethpage Associates
                        6800 Jericho Turnpike
                        Syosset, New York  11791

Tenant:                 Toymax Inc.
                        200 Hicks Street
                        Westbury, New York  11590

Date:                   April 7, 1997
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                                      INDEX

Article                         Article Heading                             Page
-------                         ---------------                             ----

   1        Premises and Term of Lease ......................................  1
   2        Definitions .....................................................  7
   3        Rent ............................................................ 12
   4        Rent Adjustment ................................................. 13
   5        Common Areas .................................................... 18
   6        Electricity ..................................................... 20
   7        Assignment, Mortgaging, Subletting, Etc. ........................ 22
   8        Mortgages ....................................................... 28
   9        Use ............................................................. 30
  10        Quiet Enjoyment ................................................. 32
  11        Brokerage ....................................................... 33
  12        Compliance with Laws ............................................ 33
  13        Insurance ....................................................... 35
  14        Rules and Regulations ........................................... 38
  15        Tenant Changes .................................................. 39
  16        Discharge of Liens .............................................. 41
  17        Tenant's Property ............................................... 42
  18        Repairs and Maintenance ......................................... 43
  19        Services and Functions .......................................... 45
  20        Access, Changes in Building Facilities, Name .................... 48
  21        Notice of Accidents ............................................. 50
  22        Non-Liability and Indemnification ............................... 50
  23        Destruction or Damage ........................................... 52
  24        Eminent Domain .................................................. 54
  25        Surrender ....................................................... 56
  26        Bankruptcy, Conditions of Limitation ............................ 57
  27        Re-Entry by Landlord ............................................ 59
  28        Damages ......................................................... 60
  29        Waivers ......................................................... 62
  30        No Other Waivers or Modifications ............................... 62
  31        Curing Tenant's Defaults, Additional Rent ....................... 63
  32        Parties Bound ................................................... 65
  33        Notices ......................................................... 66
  34        Estoppel Certificate, Memorandum ................................ 68
  35        Arbitration ..................................................... 68
  36        No Other Representations, Construction,
            Governing Law ................................................... 70
  37        Antenna ......................................................... 71
  38        Miscellaneous ................................................... 74

                                    Exhibits
A -  Landlord's Work Letter                 (first appearing on page 1)
B -  Intentionally Omitted
C -  Metes and Bounds Description
       of the Land                          (first appearing on page 8)
D -  Plan of Premises                       (first appearing on page 9)
E -  Rules and Regulations                  (first appearing on page 38)
F -  Cleaning and Rubbish Removal
       Specifications                       (first appearing on page 47)


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            AGREEMENT OF LEASE made as of the 7th day of April, 1997, between
125 Bethpage Associates, a New York limited partnership (hereinafter referred to as "Landlord") and Toymax Inc., a New York corporation (hereinafter referred to as "Tenant").

            It is hereby mutually covenanted and agreed by and between the parties hereto that this Lease is made for space within the Building known as 125 East Bethpage Road, Plainview, New York, upon the agreements, terms, covenants and conditions hereinafter set forth.

                                    ARTICLE 1

                           Premises and Term of Lease

            SECTION 1.01. Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take the Premises from Landlord;

            TO HAVE AND TO HOLD for a term which shall commence on a date (the "Commencement Date") which shall be the later to occur of May 1, 1997 and the date on which the Premises shall be deemed to be ready for occupancy, and shall expire on the last day of the seventh Lease Year unless the Term shall be sooner terminated as provided pursuant to any of the provisions of this Lease or pursuant to a Requirement. Notwithstanding the foregoing, this Lease shall be null and void if the Commencement Date shall not have occurred by the last day of the fifth year from the date hereof.

            1.02. The work required of Landlord under Exhibit A annexed hereto and made a part hereof ("Landlord's Work Letter"), a copy of which Tenant acknowledges it has reviewed, is referred to in this Lease as the "Landlord's Work". Except for Landlord's Work, Tenant shall accept the Premises "as is" on the date hereof and Landlord shall not be required to perform any work, render any services or furnish or install any materials, fixtures or equipment to the Project or the Premises in order that the Premises be ready for occupancy.

            If Landlord's Work shall not have been completed (subject to the occurrence of a Tenant's Delay, as defined in Section 1.05 hereof, but without regard to an event or condition within the purview of Sections 22.04 or 22.05 hereof) on or before April 21, 1997, Tenant as its sole remedy, on not less than three Business Days' prior notice to Landlord, given subsequent to April 25, 1997, may complete Landlord's Work (other than with respect to HVAC Systems servicing the Premises) if it


                                        1
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shall not have been completed by Landlord prior thereto. If Tenant makes such election, (a) the Commencement Date shall conclusively be deemed to have occurred on May 1, 1997, notwithstanding anything to the contrary in this Lease, including but not limited to the non-completion of Landlord's Work unless the Premises are occupied by others (and provision for such occupancy does not appear in this Lease), and (b) the remainder of Landlord's Work shall be effected by Tenant in accordance with Article 15 hereof, provided, however, that
Section 15.03(k) shall not apply. Any amount reasonably paid by Tenant and necessary to complete Landlord's Work shall be reimbursed by Landlord to Tenant within thirty (30) days after demand made by Tenant subsequent to the Commencement Date, together with Interest from and after the date such reimbursement is due and payable. The foregoing demand shall be accompanied by a statement from Tenant in reasonable detail specifying the amount required to be paid by Landlord. If reimbursement is not received by Tenant in accordance with the foregoing statement, Tenant's sole remedy shall be a right to offset the amount to which Tenant is entitled, as aforesaid, against payments of Net Annual Rent thereafter becoming due and payable. The term "Interest", as used in this Lease, means two (2) percentage points plus the annual interest rate then charged by The Chase Manhattan Bank to its most creditworthy customers for loans in excess of one million dollars having a three (3) month term.

            1.03. All installations, facilities, materials and work other than Landlord's Work which may be undertaken by or for Tenant to equip, finish and decorate the Premises for its initial occupancy by Tenant are hereinafter called "Tenant's Work".

            1.04. The Premises shall conclusively be deemed ready for occupancy when Landlord's Work shall have been completed and exclusive (unless provision for occupancy of the Premises by others appears in this Lease) possession of the Premises shall have been tendered to Tenant. Such possession shall be deemed to have been given when Landlord shall have truthfully notified Tenant that it is making such tender. Landlord's Work shall conclusively be deemed to be completed despite the fact that (y) minor or insubstantial details of construction, decoration or mechanical adjustment remain to be performed or (z) portions thereof, under good construction scheduling practices, should not be completed until other uncompleted Tenant's Work is to be completed. Landlord will give Tenant notice at least fifteen (15) days in advance of the date when Landlord expects the Premises to be ready for occupancy by Tenant, but Landlord shall not incur any liability whatsoever to Tenant in the event the Premises is not ready for occupancy as set forth in such notice and no further notice shall be required to be given by Landlord. Notwithstanding the occurrence of the Commencement Date by reason of the application of the foregoing criteria, Landlord shall


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complete any incomplete Landlord's Work with diligence thereafter. The provisions of this Section 1.04 shall not be applicable if Tenant shall have made the "self-help election" in the second paragraph of Section 1.02 hereof.

            1.05. The date, for all purposes of this Lease, as of which Landlord's Work shall conclusively be deemed to be completed shall be the date on which Landlord's Work reasonably would have been completed except for delays resulting from Tenant's failure (a) to comply with the provisions of this Lease, or (b) an act or omission of Tenant (or its architects, engineers, contractors or agents) which has the effect of delaying the completion of Landlord's Work (any of the foregoing being a "Tenant's Delay").

            1.06. If and when business operations within the Premises or any part or parts thereof shall commence, it shall be conclusively presumed that the Premises were ready for occupancy. The Premises will conclusively be deemed in satisfactory condition as of the Commencement Date, unless within thirty (30) days after such date, Tenant shall give Landlord notice specifying the respects in which the Premises are not in satisfactory condition.

            1.07. Landlord shall fix the Commencement Date and shall notify Tenant of the date so fixed. When the Commencement Date has so been determined, the parties thereafter, at Landlord's request, shall execute a written instrument confirming such date as the Commencement Date. Within thirty (30) days after Landlord shall have fixed the Commencement Date, as aforesaid, but not thereafter, Tenant shall have the right to deliver a certificate to Landlord specifying in reasonable detail the reasons why Tenant asserts that the Commencement Date has not occurred. In the event that Tenant delivers said certificate to Landlord within the specified thirty (30) day period, either party shall have a period of thirty (30) days after such delivery to submit the matter to Arbitration. Pending the determination of such dispute, Tenant shall pay Rental based upon Landlord's determination that the Commencement Date has occurred without prejudice to Tenant's position. If, after Arbitration, it is determined that the Commencement Date was not the date so fixed by Landlord, any payments made by Tenant to Landlord for periods prior to the proper Commencement Date shall be credited by Landlord against Net Annual Rent first due thereafter under this Lease.

           1.08. Landlord, itself or through others engaged by Landlord, shall prosecute the Landlord's Work to completion, in a good and workmanlike manner and with reasonable diligence, in accordance with the Landlord's Work Letter. Tenant will take all action and will not omit the taking of any action necessary or


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advisable in order for Landlord to fulfill its obligations pursuant to the preceding sentence. Landlord's Work shall be accomplished subject to and in accordance with the following:

                  (a) Tenant acknowledges that Landlord has furnished Tenant with a certificate of occupancy for the Premises (Certificate of Occupancy No. A 13735).

                  Landlord indemnifies and holds Tenant harmless, subject to the provisions of Section 32.06 hereof, against all loss and damage, including reasonable (i) attorney fees, (ii) roving expenses, and (iii) the monthly marginal increase, if any, in Rental for similar alternate premises in the area, resulting from a Governmental Authority or a party entitled to do so pursuant to the Covenants and Restrictions contained in Liber 6921 cp. 325, preventing Tenant from occupying any part of the premises as a general and executive office solely by reason of the failure of Landlord to obtain any Approval requisite to such occupancy.

                  (b) Whether a Tenant's Delay has occurred and the extent of any claimed Tenant's Delay shall be determined in the following manner:

                  Landlord shall notify Tenant of its claim that a Tenant's Delay has occurred and the estimated length of any claimed Tenant's Delay within a reasonable time after the information necessary to ascertain the existence of or to estimate the length of such delay is available (which notice shall include the reasons for Landlord's estimate) and the existence of and the length of such Tenant's Delay shall be deemed to be as so stated and/or estimated unless, within ten Business Days after the giving of such notice, Tenant shall notify the Landlord of any disagreement therewith (including Tenant's reasons therefor). If a dispute shall be unresolved with respect to whether and/or to what extent there was a Tenant's Delay such dispute shall be resolved by Arbitration. Pending resolution of said dispute, the parties shall proceed in accordance with Landlord's estimate and the provisions of this Lease. Either party may initiate such Arbitration by a notice to the other demanding Arbitration and setting forth the nature of the dispute.

                  (c) Tenant agrees that if substantial completion of Landlord's Work or the occurrence of the Commencement Date is delayed by any Tenant's Delay, Tenant shall, in addition to other rights and remedies of Landlord, pay the costs and damages Landlord may sustain by reason of such Tenant's Delay, which amount shall not exceed the amount of Net Annual Rent and Additional Rent that Landlord may lose by reason of such delay as


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well as any other actual loss that Landlord may suffer by reason thereof.

                  (d) Landlord shall be deemed to have adhered to Landlord's Work Letter, notwithstanding that Landlord shall make changes in Landlord's Work required by a Requirement or field conditions or which do not, to a noticeable extent, adversely affect the Premises or Tenant's use or occupancy thereof; and all such changes shall be accepted by Tenant.

                  (e) Notwithstanding anything in this Lease to the contrary, Tenant shall have no right to make changes in Landlord's Work without Landlord's prior written consent, which consent may be arbitrarily withheld.

                  (f) Landlord recognizes the confidence placed in it by Tenant pursuant to this Section 1.08 and agrees to furnish its skill and judgment in furthering the provisions of this Section 1.08 and to perform or cause the performance of Landlord's Work in what Landlord considers to be the best and soundest way and in an expeditious and economical manner consistent with the respective interests of Landlord and Tenant, as reflected in this Lease.

                  (g) Landlord will have no obligation to commit more personnel, facilities or material to complete Landlord's Work then is commonly committed to like work performed in the ordinary course or to perform Landlord's Work during other than Regular Hours. The provisions of the preceding sentence will apply, amongst others, to situations relating to Tenant's Delay.

                  (h) Tenant shall have the right of reasonable access to the Premises to inspect Landlord's Work, subject to the limitations and obligations imposed on Tenant and its employees, contractors, agents and representatives in respect thereof elsewhere in this Lease. Landlord or its representatives will meet with Tenant and its representatives at reasonable times, intervals and places to discuss all aspects of Landlord's Work which Tenant reasonably requires.

            1.09. Landlord's Work shall be performed by Landlord at Landlord's expense and without contribution by Tenant except that Tenant has paid Landlord Fifty Two Thousand Five Hundred ($52,500.00) Dollars, i.e., $2.63 multiplied by the Area of the Premises, ("Tenant's Contribution") as Tenant's contribution toward the cost of Landlord's Work and the commission payable to the Broker. [see Article 11 herein.]

           1.10. Tenant (which term as used in this Section 1.10 shall include agents, contractors, employees and invitees of


                                        5
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Tenant) shall be entitled to access to the Premises prior to the Commencement
Date for the purpose of performing Tenant's Work.

            Tenant's Work shall be performed by Tenant in accordance with the provisions of Article 15 hereof (including Section 15.03 (d)) as though Tenant's Work was Tenant Changes, provided however, that in addition to the provisions of
Article 15 hereof, Tenant's Work shall be performed in accordance with the following:

                  (a) Performance of Landlord's Work shall have reached a point where performance of Tenant's Work, in Landlord's reasonable judgment, will not delay or hamper Landlord in the completion of Landlord's Work.

                  (b) Neither Tenant's Work nor performance thereof shall conflict with the prosecution of Landlord's Work or violate Requirements.

                  (c) Landlord reserves the right to deny Tenant access to the Premises and/or to request Tenant to withdraw therefrom and cease all work being performed by it or on its behalf by any person, firm or corporation other than Landlord, if Landlord shall, in its reasonable judgment, determine that such entry or the commencement and/or the continuance of Tenant's Work shall interfere with, hamper or prevent Landlord from proceeding with the completion of the Premises and/or Landlord's Work at the earliest possible date. Any dispute with respect to the provisions of this Section 1.10(c) shall be resolved by Arbitration. Pending resolution of said dispute, Tenant shall comply with Landlord's denial and request to withdraw. Either party may initiate Arbitration by a notice to the other demanding Arbitration and setting forth the nature of the dispute.

                  (d) Tenant agrees that should the Tenant enter upon the Premises for the purpose of performing Tenant's Work (as well as anytime during the Term, Tenant Changes), the labor employed by Tenant or anyone performing such work for or on behalf of Tenant shall always be harmonious and compatible with the labor employed by Landlord or any contractors or subcontractors of Landlord. Should such labor cause a "labor problem" with Landlord's labor, Landlord may require Tenant to withdraw from such Premises until such condition no longer exists.

                  (e) In the event Tenant shall enter upon the Project, inclusive of the Building and the Premises, prior to the Commencement Date, unless and to the extent Landlord is entitled to and receives compensation from its insurance carrier and such insurance carrier shall have granted Tenant, by name or generally, a waiver of subrogation with regard thereto, Tenant


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agrees to indemnify and save Landlord harmless, from and against any and all claims, losses, liabilities and damages arising from such entry or attributable to Tenant's acts, omissions or negligence while within the Project or any part or parts thereof.

                  (f) Any entry by Tenant, its agents, contractors, employees and invitees, in or on the Project prior to the Commencement Date shall be at Tenant's sole risk, except for the wilful acts or negligence of Landlord or its employees, agents and contractors.

            1.11. Landlord and Tenant further agree that, except for breach of the following warranty, any failure to have the Premises ready or available for occupancy by Tenant on the Commencement Date, as aforesaid, shall not affect the obligations of the Tenant under this Lease, and the Commencement Date shall be established pursuant to the other provisions of this Lease at such time as the Premises are ready and available for occupancy by Tenant. Landlord warrants that the Premises are vacant and no third party has or will have any occupancy rights in respect thereof, unless provision for occupancy of the Premises by third parties appears in this Lease.

            1.12. The pertinent provisions of this Article 1 shall be deemed to be an express provision to the contrary under Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

                                    ARTICLE 2

                                   Definitions

            SECTION 2.01. The terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental hereto, have the meaning herein specified.

                  (a) "Approvals" shall mean all licenses, permits, permissions and approvals from a Governmental Authority, if any, necessary (i) to commence and to prosecute Landlord's Work, Tenant's Work, or Tenant Changes, as the case may be, to completion and (ii) to enable Tenant to legally use or occupy the Premises as contemplated by this Lease.

                  (b) "Arbitration" shall have the meaning referred to in
Article 35 of this Lease.

                  (c) "Area of the Building" shall mean the rentable square foot area of the Building (which the parties have agreed shall be deemed to be 40,000 rentable square feet) and "Area of

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the Premises" shall mean the rentable square foot area of the premises (which the parties have agreed shall be deemed to be 20,000 rentable square feet). Should it become necessary to recalculate the Area of the Building or the Area of the Premises by reason of a change therein hereafter occurring, such calculation shall be made by adding any increase and subtracting any decrease in rentable square feet of space specified in the first sentence hereof. The number of square feet of rentable square feet to be added to or subtracted from the area specified in the first sentence hereof shall be determined pursuant to the "Standard Method of Floor Measurement for Office Buildings", then current, of the Real Estate Board of New York, Inc. (except that space excluded thereunder shall be included in determining the Area of the Premises, if such space is available for the benefit of Tenant, but not for the benefit of occupants of other rentable area within the Buildings), and dividing the resultant calculation of square foot area by 0.82. In no event, except for events and conditions arising by reason of a Taking (defined in Artic1e 19 hereof), shall the Proportionate Share (as hereafter defined) be increased by reason of the provisions hereof.

                  (d) "Building" shall mean the building of which the Premises are a part, and "Buildings" shall mean all buildings (including the Building) at the time located on the Land.

                  (e) "Governmental Authority" shall mean the United States, the State in which the Premises are located, and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them, and, except in the calculation of Taxes, any regulatory body such as a Board of Fire Underwriters.

                  (f) "Improvements" shall mean the Building and other improvements (including buildings) now or hereafter on the Land.

                  (g) "Land" shall mean the parcel of land described in Exhibit C annexed hereto and made a part hereof. Landlord reserves the right to increase or decrease the area of the Land, provided that in so doing the rights of Tenant under this Lease, including those pertaining to parking spaces, are not materially adversely affected to a significant extent.

                  (h) "Landlord" shall mean only the owner, for the time being, or the mortgagee in possession, for the time being of the Project (or the owner of a lease of the Project), so that in the event of any conveyances, transfers or assignments of said Project or of said lease, or in the event of a further lease of the Project, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder (the "Relieved Clause"), and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between one or both of the parties and the grantee, transferee or assignee, or the lessee of the Project, that the grantee, transferee or assignee, or the lessee of the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder. The Relieved Clause shall not be construed to relieve an insurer from any responsibility which such insurer otherwise might have under any insurance policy which Landlord maintains with respect to the Project and any such construction is expressly negated.

                  (i) "Lease" shall mean this instrument as it hereafter may be amended.

                  (j) "Lease Year" shall mean a period of twelve consecutive full calendar months. The first Lease Year shall begin on the Commencement Date if the Commencement Date shall occur on the first day of the calendar month, and, if not, then the first Lease Year shall commence on the first day of the calendar month next following the Commencement Date. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. Any portion of the Term which is less than a full Lease Year, such as a period from the Commencement Date to and including the last day of the month in which it occurs or a period at the end of the Term arising by reason of an early termination for whatever reason of the Term, shall be deemed a partial Lease Year, and all of the provisions of this Lease, relating to a Lease Year, including the payment of Net Annual Rent, shall be applicable to a partial Lease Year on a pro rata basis, so to speak, determined by a fraction, the numerator of which is the number of days within the partial Lease Year and the denominator of which is 360.

                  (k) Intentionally Omitted

                  (l) Intentionally Omitted

                  (m) "Net Annual Rent" shall have the meaning ascribed to it in
Article 3 hereof.

                  (n) "Premises" shall mean the space hatched on the plan annexed hereto as Exhibit D and made a part hereof, together with all fixtures and appurtenances now or during the Term attached or otherwise affixed thereto except Tenant's Property which may be removed pursuant to the provisions of
Article 17 of this Lease. Common Areas within the Premises (such as staircases) do not constitute a part thereof.

                  (o) "Project" shall mean the Land and the Improvements.

                  (p) "Proportionate Share" shall mean a fraction, stated as a percentage, the numerator of which is the Area of the Premises and the denominator of which is the Area of the Building. The percentage so attained is limited by the last sentence of Section 2.01(c) hereon. At present, the Proportionate Share is 50%.

                  (q) "Rental" shall have the meaning ascribed to it in Article 3 hereof.

                  (r) Intentionally Omitted

                  (s) "Requirement" shall mean any law, ordinance, order, rule or regulation, now existing or hereafter enacted, of a Governmental Authority, which imposes a duty or obligation on Landlord or Tenant or both of them.

                  (t) "Taxes" shall mean (i) all or any (A) taxes, (B) betterment assessments for future offsite improvements only, (C) subject to (B) preceding, but only when specifically applicable, water and sewer rents, taxes or charges and (D) levies, general or special, ordinary or extraordinary, unforeseen or foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed by a Governmental Authority in respect of all or any part of the Project, its equipment and other personal property, additions and improvements thereto, wherever located, now existing or hereafter occurring, and whensoever made or whomsoever benefitting, and the sidewalks, streets or other public areas in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to Rental and/or the Project or any part thereof not payable pursuant to Section 4.16 of this Lease, and (ii) any reasonable expenses incurred by or on behalf of Landlord in contesting any item set forth in clause (i) of this sentence or the assessed valuations of all of any part of the Project. If, due to a future change, a new or additional franchise, income, profit or other tax, assessment, excise or imposition, however designated, shall be levied against Landlord, and/or the Project or any part thereof, in addition to, or in substitution, in whole or in part, for any tax, assessment, excise or imposition which would constitute "Taxes", such tax, assessment, excise or imposition shall be deemed for the purposes hereof to be included within the term "Taxes", and further provided that such substituted item of taxation shall be determined as if the Project were the only asset of Landlord. If it can be readily determined, the burden of proof thereon being on Tenant, that an income tax imposed by the State of New York or any political subdivision thereof, including but not limited to the Village of Plainview, hereafter shall be reduced or eliminated in whole or in part and (i) replaced by a tax imposed on commercial real estate, or (ii) a tax imposed on rents, such tax shall not be a

Tax within the definition of Taxes. For the purposes of the definition of Taxes,
(i) tax equivalent payments (or payments in lieu of Taxes), so-called, pursuant to a ground lease or otherwise, attributable to the non-applicability in whole or in part of Taxes to the Project or any part thereof shall, for all purpose under this Lease, nonetheless be deemed "Taxes" and (ii) if any specific assessment may be paid in installments pursuant to a Requirement, then, for the purposes hereof, such specific assessment shall be deemed to be payable in the maximum number of installments permitted by such Requirement. The term "Taxes" does not include penalties, and/or interest except as otherwise provided in
Section 4.07 hereof, federal, state or local income, inheritance, gift, deed or transfer taxes, or, taxes imposed by a Governmental Authority on the Project (and not generally) to effect repayment to it of advances, in cash or in kind, and interest on such advances, made by such Governmental Authority to remediate an environmental condition or fund infrastructure improvements on, under or within the Project.

                  (u) "Tax Year" shall mean a period of twelve (12) months now or hereafter adopted as the fiscal year for the payment of any Taxes by a political subdivision in which any part of the Land is located, it being recognized that there may be multiple Tax Years by reason of the nature of any such Taxes or the multiple identities of respective political subdivisions, or otherwise.

                  (v) "Tenant" shall mean the party above named as Tenant and all of the persons, firms, corporations and other parties comprising Tenant, and any successor to Tenant; and whenever this Lease and the leasehold estate hereby created shall be assigned or otherwise transferred in the manner specifically permitted herein, then from and after such assignment or transfer, the term "Tenant" shall also include the permitted assignee or transferee named therein, as if such assignee or transferee had been named herein as Tenant.

                  (w) "Term" shall mean the term of years from and after the Commencement Date as specified in Section 1.01 hereof.

                  (x) "Regular Hours" shall mean 8:00 A.M. to 6:00 P.M. on Business Days.

                  (y) "Business Days" shall mean all days other than Saturday, Sunday and days observed as a holiday by a bank which is a member of the New York Clearing-house Association.

                                    ARTICLE 3

                                      Rent


            SECTION 3.0l. Tenant shall pay to Landlord at 6800 Jericho Turnpike, Syosset, New York 11791, or such other place as shall be designated from time to time by notice from Landlord to Tenant, a Net Annual Rent at an annual rate as follows:

               Lease Year                       Net Annual Rent
               ----------                       ---------------
                  1                               $315,000.00
                  2                               $324,450.00
                  3                               $334,183.50
                  4                               $344,209.00
                  5                               $354,535.28
                  6                               $365,171.33
                  7                               $313,620.00

Net Annual Rent shall be payable in equal monthly installments, in advance, on the first day of each month during the Term.

            3.02. Tenant shall pay the Rental by its good and sufficient check (subject to collection) drawn on a bank located within the State of New York.

            3.03. In addition to the Net Annual Rent, Tenant shall also pay all sums, costs, expenses, payments and deposits required of Tenant pursuant to the terms of this Lease, and, in the event of any nonpayment of any of the foregoing (hereinafter sometimes singularly or collectively referred to as "Additional Rent") Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided for in this Lease or by any Requirement in the case of nonpayment of the Net Annual Rent.

            3.04. Intentionally omitted.

            3.05. All of the amounts payable by Tenant pursuant to this Lease are sometimes herein referred to collectively as "Rental". All Rental, except as specifically provided to the contrary in this Lease, shall be paid by Tenant as provided in this Lease, without notice or demand, and without abatement, deduction, counterclaim or set-off.

            3.06. If Tenant shall fail to pay Landlord any item of Rental within ten (10) days after such item is due, then Tenant shall also pay to Landlord, promptly on demand, the greater of (a) interest upon the aforesaid sum at an annual rate which shall be the lesser of (i) 2% plus the prime commercial lending rate of

Citibank N.A. for 90 day unsecured loans then in effect, or (ii) the maximum rate allowed by law, (b) $.05 for each dollar of the sum so due (applicable only if the failure occurs more than once in any twelve month period), and (c) $100.00. The interest provided for in subdivision (a) shall be payable for the period commencing when the said unpaid sum was due and ending when the said sum is paid.

            3.07. If the Commencement Date occurs on other than the first day of a calendar month, the Net Annual Rent for the calendar month in which the Commencement Date occurs shall be prorated by a fraction, the numerator of which is the number of days in such month within the Term, and the denominator is the number of days within such month.

            3.08. Tenant shall pay the first monthly installment of Net Annual Rent on the execution of this Lease. If the Commencement Date is other than the first day of a calendar month, the portion of such payment attributable to the portion of such calendar month prior to the Commencement Date shall be credited against the payments of Rental first occurring thereafter.

                                    ARTICLE 4

                                 Rent Adjustment

            SECTION 4.01. If the Taxes payable for any Tax Year exceeds the Tax Base, Tenant shall pay to Landlord, as Additional Rent for such Tax Year, an amount ("Tenant's Tax Payment") equal to the Tenant's Proportionate Share of such excess. The term "Tax Base" means the Taxes due and payable to one or more Governmental Authorities without penalty or interest within the Tax Year commencing January 1, 1997 with respect to General Taxes and July 1, 1997 with respect to School Taxes imposed by the village of Plainview (the "Tax Base Year"). Tenant has been made aware that hereafter the Tax Base may be reduced and such reduction will result in an increase in Tenant's Tax Payment for Tax Years subsequent to the Tax Base Year for which Tenant will be responsible and will pay as provided in Section 4.14 hereof. Any increase in the assessed value of the Project first effective with respect to any of the General Tax or the School Tax immediately subsequent to the Tax Base Year of such tax and prior to the third Tax Year after the Tax Base Year of such tax, shall not be recognized in computing Taxes, to the extent that in each such Tax Year, the increase in assessed value of the Project is in excess of the average increase in assessed value for commercial office rental properties within the village of Plainview, the burden of proof with respect to such increase being on Tenant. Tenant's Tax Payment with respect to a Tax Year (or if Taxes are payable in installments, the portion of Tenant's Tax Payment necessary to pay such installment) shall be due and payable one month prior to the last day on which Taxes or any installment thereof within such Tax Year is due and payable to a Governmental Authority without penalty or interest. With reasonable promptness after the Taxes for a Tax Year become known, Landlord shall furnish Tenant with a statement (an "Escalation Statement") which shall specify the Tax Base, the Taxes for the Tax Year to which the Escalation Statement pertains, Tenant's Tax Payment for such Tax Year, the payment in respect thereof required of Tenant, and if not previously furnished to Tenant, reasonable evidence of the payment of Taxes (inclusive of interest and penalties thereon) for the preceding Tax Year. Promptly after request made of Landlord by Tenant, Landlord will furnish Tenant, if and when available, with a copy of the Tax Bill for the Tax Year for which payment is required of Tenant. In no event shall a Tenant's Tax Payment be due and payable by Tenant prior to twenty (20) days after Landlord shall have furnished Tenant with the foregoing Escalation Statement with regard to such Tenant's Tax Payment or the applicable portion thereof, establishing that Taxes for the preceding Tax Year shall have been paid. If Tenant's Tax Payment or any installment with respect to it is due and payable within sixty
(60) days after Landlord's receipt of a Tax bill for the applicable Tax Year, it shall be sufficient if Landlord, in determining Tenant's Tax Payment, shall utilize the latest available assessment valuation, multiplied by the latest available tax rate. Promptly after the Tax rate and/or assessed valuation is established for the period encompassed by Tenant's Tax Payment, Taxes shall be recomputed by Landlord and any increase in Tenant's Tax Payment shall be due and payable within thirty days after received by Tenant of a bill for such deficiency, and any overpayment shall be refunded to Tenant within the same thirty (30) day period, and if not so refunded, Tenant may deduct such refund amount with Interest from the next installments of Net Annual Rent until all of the foregoing shall have been paid in full.

            4.02. Intentionally Omitted.

            4.03. Tenant's Tax Payment for a Tax Year, only a part of which is included within the Term, shall be apportioned so that Tenant shall pay the portion thereof which the portion of the Tax Year within the Term bears to the entire Tax Year, except that, at Landlord's option, if the Commencement Date does not occur on the first day of a Tax Year, the first Tax Year shall also include the period from the Commencement Date to the day preceding the first day of the first Tax Year.

            4.04. Intentionally Omitted.

            4.05. The benefit of any discount for the early payment or prepayment of Taxes shall not be subtracted in determining Taxes and Tenant's Tax Payment.

            4.06. Except as specified in the following paragraph of this Section 4.06, Tenant shall not institute or maintain any action, proceeding or application in any court or with any Governmental Authority or otherwise for the purpose of changing the Taxes.

            If Tenant requests, in writing, that Landlord seek a reduction in the assessed valuation of the Project for a Tax Year specified in such notice at least sixty days prior to the last date by which Landlord can do so, and Landlord is not prevented, barred or estopped by agreement or arrangement with a Governmental Authority or a Requirement from complying with such request and provided further that Tenant indemnifies and holds Landlord harmless from any costs and expenses, including reasonable attorneys fees in connection therewith, Landlord shall comply with such request. Alternatively, if Landlord, within thirty (30) days prior to the last date on which such action may be taken notifies Tenant that it elects not to seek such reduction, Tenant may undertake the appropriate action to do so at Tenant's sole cost and expense, in which case Landlord shall cooperate with Tenant promptly and timely and provide Tenant with any necessary information and execute any and all documents required in connection thereto. Tenant may deduct its reasonable attorneys' fees and expenses from any award derived from such action less its proportionate Share thereof, prior to remitting the balance of the award to Landlord. Tenant shall have no right to settle any such proceeding without first obtaining Landlord's consent which will not be unreasonably withheld or delayed. Landlord shall not be deemed unreasonable if it withholds its consent to a settlement which provides for a covenant on the part of Landlord not to seek a reduction in the Project's assessed valuation in subsequent years, but if it does so consent, reasonable attorney's fees and expenses will be amortized on a straight line basis over the number of Tax Years for which the increase in assessed value is barred, and paid by Landlord to Tenant on the first day of each Tax Year, and if not so paid, be deducted by Tenant from the next ensuing payment of Net Annual Rent and Interest therefrom, until paid in full.

            4.07. If, by reason of the failure of Tenant to pay Tenant's Tax Payment to Landlord when due, a Governmental Authority or a Mortgagee imposes a penalty or requires a penalty to be paid in respect of Taxes, then Tenant shall be responsible in full, and without regard to the application of Tenant's Proportionate Share for the payment of such penalty or interest, or both, to Landlord, on demand, as Additional Rent. If one or more tenants within the Building, including Tenant, shall be past due on the payment of Taxes, the obligation hereunder shall be appropriately adjusted and determined.

            4.08 If Landlord shall receive a refund of Taxes for any Tax Year, Tenant shall be entitled to a prompt refund of Tenant's Proportionate Share of the portion of the refund attributable to Tenant's Tax Payment for such Tax Year. Similarly, should Taxes for the Tax Base Year be reduced, no increase in Tenant's Tax Payment attributable thereto shall be sought or obtained by Landlord for any Tax Year which is more than three Tax Years prior to the Tax Year in which such reduction was vested by action at law, settlement or like proceeding. The provision hereof shall survive the expiration or sooner termination of the Lease.

            4.09. If it readily can be determined that in any Tax Year, an increase in Taxes is attributable to improvements made by or for the benefit of Tenant (other than Landlord's Work or other work required of Landlord hereunder), Landlord, on notice to Tenant detailing the calculation, may in its sole and absolute discretion, but need not, charge such increase or any part thereof to Tenant, but if so charged, the amount of such charge shall be deducted from Taxes and added to Tenant's Tax Payment. Should it subsequently be determined by litigation, compromise or otherwise, including the withdrawal in whole or in part of such election, that such charge or any part thereof was erroneously made or attributable, the amount of such error shall be added back to Taxes for such Tax Year and Tenant's Tax Payment shall be appropriately reduced. Each such election made by Landlord shall be applicable only for the Tax Year with regard to which it is made, and the making of such election by Landlord, whether with respect to Tenant or another tenant, shall not require the making of such election for any other Tax Year.

            4.10. If it readily can be determined that in any Tax Year, an increase in Taxes is attributable to improvements made by or for the tenant of any premises within the Building other than the Premises (the "Improvement Portion"), Tenant shall be entitled to a deduction in Tenant's Tax Payment for such Tax Year and for any applicable subsequent Tax Year equal to the increase in Taxes attributable to the Improvement Portion, multiplied by Tenant's Proportionate Share, provided it shall make a demand therefor within one year of such Tax Year and each applicable subsequent Tax Year. The burden of proof with respect to all of the foregoing shall be on Tenant, and any dispute with respect to the subject matter of this Section 4.10 shall be resolved by Arbitration. Pending determination of such dispute, Tenant's Tax Payment shall be paid by Tenant without any deduction attributable to the Improvement Portion. If, after Arbitration, it is determined that Tenant is entitled to a reduction in Tenant's Tax Payment which is attributable to the Improvement

Portion, any payments with respect thereto shall be payable to Tenant by Landlord within thirty (30) days after Tenant shall furnish Landlord with a certified copy of the Arbitrators' award.

            4.11. Intentionally Omitted

            4.12. Intentionally Omitted

            4.13. Intentionally Omitted

            4.14. Landlord's failure to render an Escalation Statement with respect to any Tax Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect to such Tax Year or with respect to any subsequent Tax Year, and Landlord may render one or more revised Escalation Statements with respect to any Tax Year. Notwithstanding the foregoing, an Escalation Statement first tendered more than two years after the date specified in this Lease for its expiration shall be of no force or effect.

            4.15. Each Escalation Statement shall be conclusive and binding upon Tenant unless within ninety (90) days after receipt of such Escalation Statement, Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any dispute relating to an Escalation Statement must be submitted to Arbitration within one hundred twenty
(120) days after the giving of such Escalation Statement. Pending such determination, Tenant shall pay the disputed charge. If, after Arbitration, it is determined that Tenant is entitled to a refund, such refund and any interest thereon shall be credited by landlord against Net Annual Rent thereafter becoming due and payable under this Lease until such refund and Interest thereon shall have been paid in full.

            4.16. Tenant shall pay to Landlord, as Additional Rent, any occupancy tax or rent tax or any separate tax attributable to this Lease or the leasehold estate created hereby or any investment or installation made by Tenant in respect of the Premises or any personal property owned or used by Tenant in or in connection with the Premises (including but not limited to Tenant's Property) whether the same is now or hereafter in effect, required to be primarily or secondarily paid by Landlord, either directly or as a lien or charge against the Project or any part or parts thereof. Such tax shall be paid by Tenant on the later to occur of (a) twenty (20) days after Tenant shall have received a notice in reasonable detail requiring such payment and (b) thirty days prior to the date such tax is payable to the Governmental Authority imposing or entitled to such payment. The provisions of this Section 4.16 shall not apply to a tax within the purview of the third sentence of Section 2.01(t). Any tax which is payable by Tenant under this Section 4.16 shall ipso facto be excluded from the definition of Taxes in Section 2.01(t), and any tax which would be payable by any other tenant in the Project if such tenant's lease contained the equivalent of this Section 4.16, shall likewise be excluded from the definition of Taxes in Section 2.01(t) of this Lease. No Tax otherwise payable under this
Section 4.16 shall be payable by Tenant if it is readily determinable (the burden of proof being on Tenant) that the tax in question is (y) in lieu of an income tax on the Landlord or (z) is in lieu of a Tax which would otherwise be within the definition of Taxes in Section 2.01(t), in which latter event, the Tax in question shall remain in the definition of Taxes in Section 2.01(t).

            4.17. Landlord and Tenant's obligations under this Article 4 shall survive the expiration or earlier termination of the Term.

            4.18. In no event shall the Net Annual Rent ever be reduced by operation of this Article 4.

                                    ARTICLE 5

                                  Common Areas

            SECTION 5.01. The Project now contains areas (referred to in this Lease as "Common Areas") such as, by way of illustration, parking areas and driveways, an exercise facility, common corridors, landscaped areas, lobbies and public rest rooms, for utilization as provided in Section 5.03 hereof. Tenant agrees that Landlord, in its discretion, may, at any time and from time to time, without diminution in the Rental, increase, reduce, change or eliminate the number, type, size, location, elevation, nature and use of any of the Common Areas or the facilities therein or the amenities constituting a part thereof, provided, however, that in so doing, Landlord does not materially and adversely affect (a) access to and from the Premises and the Common Areas, (b) access to and from East Bethpage Road and the parking spaces reserved for Tenant as provided in the third sentence of Section 5.05 hereof, (c) Tenant's use of the Premises pursuant to the first paragraph of Section 9.01 hereof, (d) Tenant's use of the parking spaces referenced in (b) preceding within the Common Areas,
(e) the location of Tenant's access to the men's and women's lavatory now in closest proximity to an interior entrance door to the Premises, or (f) the location of Tenant's access to the exercise facility referenced in the paragraph following.

            Throughout the term, Landlord shall keep the existing exercise facility within the Building open for the use of Tenant and other Building tenants and their employees and shall maintain it at its existing level in accordance with non-discriminatory, as applied to Tenant, rules and regulations imposed by Landlord with respect to such exercise facility, provided, however, that no such rule or regulation shall impose a charge and limit the days or hours of such use. Nothing herein contained shall be deemed to create third party beneficiary rights in others including other Building tenants. While Landlord shall not offer the use of the exercise facility to others, it shall be under no obligation to effect or attain such exclusive use and shall have no accountability if such result is not attained.

            5.02. Landlord shall light, clean, maintain, repair and, if and to the extent necessary, make replacements to portions of the Common Areas so that the respective elements therein may be used for their intended purposes in a manner consistent with operating procedures generally followed in similar non-governmental and non-institutional projects in the area of the Project.

            5.03. Tenant and its employees and invitees shall have the non-exclusive right, in common with other tenants and occupants within the Project and their respective employees and invitees and Landlord and its employees, agents and contractors, to use the Common Areas for their intended purposes, subject to such reasonable and non-discriminatory, to Tenant, rules and regulations as Landlord may from time to time adopt with regard to the Common Areas. Landlord will not grant the right to use any of the Common Areas to anyone other than parties referenced in the preceding sentence. Tenant further agrees, after receiving notice thereof, to abide by such rules and regulations and to use reasonable efforts to cause its employees and invitees to conform thereto. Landlord may at any time temporarily close any part of the Common Areas (including the exercise facility referenced in Section 5.01 preceding), to make repairs or changes or to prevent (a) the use thereof by persons who are not Permitted Users or (b) the acquisition of public rights in any such area, and may act in and with respect to the Common Areas as it in its judgment determines may be necessary or desirable.

            5.04. Notwithstanding anything in this Lease contained to the contrary, Tenant agrees that it will not use, or permit, or suffer the use by its employees or invitees of (i) areas, within the Common Areas not designated as parking spaces for parking or (ii) parking spaces for other than passenger automobiles.

            5.05. Landlord agrees that, subject to the provisions of Article 24 hereof, it will provide and maintain, as part of the Common Areas (and without specific charge therefor), a parking area within the Project containing parking spaces at least equal to the product obtained by multiplying the Area of the Building by five (5) and dividing that product by 1,000. Tenant shall be entitled to utilize such parking spaces in common with Landlord and other tenants of the Building, inclusive of their contractors and agents and their respective employees, and future invitees. Tenant shall have the right to place its name within up to twenty (20) parking spaces identified on Exhibit D hereto in the manner designated by Landlord to be the standard for such designation. Landlord shall have no responsibility to take any action to effect or attain such exclusive use for Tenant and shall have no accountability if such result is not attained.

            5.06. Tenant shall have the right for a period of six (6) consecutive months from the Commencement Date to keep a trailer within such portion of the parking area of the Project as may be designated by Landlord in its sole and arbitrary discretion. The foregoing trailer shall be used solely for the purpose of storing Tenant's merchandise and at all times shall be under the sole and exclusive control of Tenant which hereby indemnifies and exonerates Landlord from all loss, liability, claim, damage and costs, including reasonable attorneys' fees relating to the trailer and its contents except if caused by Landlord's gross negligence or wilful misconduct.

                                    ARTICLE 6

                                   Electricity

            SECTION 6.01. Landlord has and reserves the exclusive right to and shall (a) select one or more entity companies each an ("Electric Company") to provide electrical service to the Project and (b) furnish electric current to the Premises, inclusive of the HVAC Systems furnishing HVAC Services to the Premises on a submetering basis and Tenant agrees to purchase such electric current from Landlord or Landlord's designated agent at terms and rates set, from time to time, during the Term by Landlord. Tenant shall not be required to pay Landlord more than the amount calculated by applying to the measured demand and/or usage of electric current in or furnished to the Building, the average rate per unit of measurement, inclusive of applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges and other charges, payable by Landlord for electric current furnished to the Premises by the utility (public or private) servicing the Building. No meter measuring electric current furnished to the Premises shall measure electric current furnished to any other area within the Project, and if it does, Tenant shall have no obligation to pay for any electric current it may utilize which is measured by such meter. Such meter shall not include electric current to provide HVAC Services within the Premises unless the HVAC System services the Premises exclusively. If more than one meter shall be used to measure electric current furnished to the Premises, such electric service shall be computed cumulatively for all such meters unless Tenant, if it were purchasing electric current directly from the utility, would have been required to use and be billed separately for more than one meter therefore pursuant to Requirements. Should any tax or charge in the nature thereof (not constituting an income tax) be imposed upon Landlord's receipt from the sale or resale of electric current to the Premises, then the pro rata share thereof allocable to the electric current furnished to the Premises shall be passed on to and paid by Tenant. Bills for such metered utilization of electric current and all other accessory charges as heretofore indicated shall identify all meters measuring electric current furnished to the Premises to which such bill relates and shall be paid by Tenant not more than thirty (30) days after being billed therefor by Landlord. Such bills shall (a) shall specify the meter readings of each meter recording the electrical current consumed in or with respect to the Premises, (b) shall be accompanied by the utility company's bill or bills with respect to charges for the same period (or periods, or the applicable portions of each) as the foregoing bill being furnished by Landlord to the Tenant, and (c) shall be rendered monthly or at such less frequent intervals as Landlord may determine.

            Landlord reserves the right to discontinue furnishing electric current to the Premises on not less than 30 days notice to Tenant or upon such shorter notice as may be required by order or other action of a Governmental Authority or by Requirement. In such event, this Lease shall continue in full force and effect and shall be unaffected thereby except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric current to the Premises. No such discontinuance shall effect a reduction in Rental. If pursuant to the foregoing, Landlord shall discontinue furnishing electric current to the Premises, Tenant shall arrange to obtain electric current directly from the utility serving the Building. Such electric current may be furnished to the Premises by such utility by means of the then existing Building feeders, risers and wiring (including any meters measuring such consumption utilized for such purpose at the time) to the extent that the same are available, suitable and safe for such purpose. All other additional panel boards, meters, feeders, risers, wiring and other conductors and equipment required to obtain electric current to the Premises of substantially the same quantity, quality and character from such utility shall be installed by Landlord. Landlord shall pay the cost thereof. Unless required to do so by Governmental Authority or by applicable law, Landlord shall not discontinue furnishing electric current to the Premises until, provided Tenant acts diligently in doing so, Tenant has obtained an alternative electric energy source from the utility serving the Building, and unless it shall make a similar election with regard to substantially all other of its tenants within the Building.

            6.02. At Landlord's option, it shall furnish and install all lighting tubes, lamps, bulbs and ballasts used in the Premises and Tenant shall pay Landlord's reasonable charges therefor, as Additional Rent, within thirty
(30) days after Landlord shall have billed Tenant for such charges.

            6.03. Tenant's use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.

            6.04. Intentionally Omitted

            6.05. Landlord shall have no liability to Tenant for any loss, damage or expense sustained or incurred by reason of any change, failure, inadequacy, unsuitability or defect in the supply or character of the electric energy furnished to the Premises or if the quantity or character of the electric energy is no longer available or suitable for Tenant's requirements, except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused solely by the negligence, willful misconduct or default beyond any applicable cure period of Landlord.

            6.06. Tenant to the extent reasonably necessary shall allow the Electric Company, if requested to do so by Landlord, access to the Premises and to the lines, feeders, risers, wiring and equipment serving the Premises.

                                    ARTICLE 7

                    Assignment, Mortgaging, Subletting, Etc.

            SECTION 7.01. Tenant shall not voluntarily or involuntarily (a) assign or otherwise transfer this Lease or the estate hereby granted, (b) sublet the Premises or any part thereof (c) allow the Premises to be used or occupied by others (an "Occupancy Right"), or (d) mortgage, pledge or encumber this Lease or the Premises or any part thereof, without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this
Article 7. For purposes of this Article 7, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, (ii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 7, and (iii) a material modification or amendment of a sublease shall be deemed a sublease.

            7.02. The provisions of Section 7.01(a) and (b) hereof shall not apply to a transfer (a) to an entity resulting from the merger or consolidation of Tenant provided that the resultant entity has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger, or consolidation or transfer), or (b) a transfer referred to in clause (i) of the second sentence of Section 7.01 or to an entity into which substantially all of Tenant's assets are transferred, provided that with respect to this subdivision
(b), (i) such transfer is not principally for the purpose of transferring this Lease or the leasehold estate created hereby, and (ii) the resultant entity has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger, or consolidation or transfer). The provisions of subdivisions (a), (b) and/or (c) of Section 7.01 shall not apply to assignments, sublettings or Occupancy Rights granted to an Affiliated Entity, provided the same is not principally for the purpose of avoiding the application of Section 7.01 of this Lease. As used in this Section 7.02, an "Affiliated Entity" means an entity controlled by, controlling or under common control with the Tenant.

            7.03. Any assignment, subletting or Occupancy Right, whether or not Landlord's consent is required, shall be made only if, and shall not be effective unless, all of the following shall have been furnished to Landlord at least ten (10) Business Days prior to the effective date of the contemplated assignment, subletting or grant of Occupancy Right:

                  (a) The name and business address of the proposed subtenant, assignee, or grantee of any Occupancy Right ("Occupancy Grantee"), information with respect to the nature and character of the proposed subtenant's, assignee's or Occupancy Grantee's business and business activities generally and within the Premises, and current financial information with respect to the net worth, credit and financial responsibility of the proposed subtenant, assignee or Occupancy Grantee;

                  (b) In the case of an assignment, an executed counterpart thereof, and all ancillary agreements with the proposed assignee (including all documents from which the considerations to be received by Tenant referred to in Section 7.07 hereof can be ascertained);

                  (c) In the case of a subletting, an executed counterpart of the sublease and all ancillary agreements with the sublessee (including all documents from which the considerations to be received by Tenant referred to in
Section 7.07 hereof can be ascertained);

                  (d) In the case of an Occupancy Right, a fully executed copy of the agreement creating the same and all ancillary agreements pertaining thereto;

                  (e) In the case of an assignment, a notarially acknowledged agreement executed by the assignee, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume and agree to fulfill the obligations and performance of this Lease and the assignment and agree to be personally bound by and upon the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 7.01 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future;

                  (f) Tenant together with requesting Landlord's consent hereunder shall obligate itself to pay Landlord as Additional Rent the reasonable out of pocket, direct costs incurred by Landlord to review the request and to prepare the requested consent or approval, including any reasonable attorneys' fees incurred by Landlord;

                  Each sublease and assignment referred to in clause (c) of this
Section 7.03 shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, as the same may be amended (ii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the Premises, and the occupants thereof, as if the sublease, assignment or Occupancy Right had not been made, (iii) if Tenant defaults in the payment of any Rental, Landlord is authorized to collect any Rental due or accruing from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the Rental, (iv) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant, and (v) at the option of Landlord, in the case of a sublease, if this Lease shall terminate or expire, the sublease shall nonetheless continue in full force and effect and the subtenant thereunder shall attorn to the Landlord as a direct lease between Landlord and such Sublessee, provided, however, that in case such option is exercised by Landlord and notwithstanding such attornment, the Landlord shall not be (A) liable for any previous act or omission of Tenant, unless it is also a continuing obligation of Landlord under this Lease, (B) subject to any counterclaim, defense or offset to which such subtenant may be entitled against Tenant, (C) bound by any modification or amendment of such sublease made without Landlord's consent, or by any previous payment of more than one month's Rental, and (D) liable to the subtenant beyond Landlord's interest in and to the subleased space.

            7.04. Tenant covenants that, notwithstanding any assignment of this Lease or of the leasehold estate created thereby by the Tenant or any subletting, in whole or in part, of any portion of the Premises, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rental by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable throughout the Term (inclusive of any renewals or extensions thereof) for the payment of the Rental due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

            7.05. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made with a mesne assignee of Tenant by Landlord or any grantee or assignee of Landlord, by way of mortgage or otherwise, extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease. If any such agreement or modification operates to increase the obligations of the assigning Tenant, the liability under this Section 7.05 of the assigning Tenant or any of its successors in interest, (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge an assigning Tenant, Landlord must give such assigning Tenant the same notice of default that it is required to give the defaulting Tenant. An assigning Tenant shall have the same right to cure a default hereunder on the part of the Tenant at the time as such Tenant, provided, only, that such cure be effected within the same period of time as is available to such Tenant. Each Tenant acknowledges and consents to the foregoing right given to an assigning Tenant. Except as heretofore provided, no demand or notice of any default from Landlord shall be required, Tenant and each assigning Tenant hereby expressly waiving any such other demand or notice.

            7.06. Landlord shall not unreasonably withhold or delay its consent where such consent is required (i) to an assignment of this Lease and the leasehold estate hereby created, (ii) a subletting of the whole or any part of the Premise, or (iii) an Occupancy Right, provided:

                  (a) The proposed subtenant, assignee or Occupancy Grantee is a party whose reputation, financial net worth (as to assignments only), credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

                  (b) The nature and character of the proposed subtenant, assignee or Occupancy Grantee, its business or activities and intended use of the Premises is, in Landlord's reasonable judgment, in keeping with the standards of the Building and the area in which the Premises are located and does not conflict with the provisions of Article 9 of this Lease;

                  (c) Intentionally Omitted.

                  (d) Tenant shall have complied with all of the provisions of
Section 7.03;

                  (e) In the case of a subletting of a portion of the Premises,
(i) the portion so sublet shall be regular in shape and suitable for normal renting purposes; (ii) there shall be no more than two (2) other subleases of the Premises in effect, (iii) the portion of the Premises so sublet (or occupied by parties other than the Tenant) in the aggregate shall not exceed fifty (50%) percent of the Area of the Premises and no subletting shall be for or leave a balance of the Area of the Premises of less than 2,500 rentable square feet of space and (iv) Tenant shall provide reasonably appropriate means of ingress and egress to and from the sublet space, separate the sublet space from the remainder of the Premises, and pay, when due, all of the costs of doing so; and

                  (f) In any subletting (i) the proposed subtenant shall not then be an occupant of any part of the Project or an entity which controls, is controlled by or under common control with any such occupant or party; (ii) the proposed subletting shall be advertised or otherwise published at a rental rate not less than that then being charged under leases being entered into by Landlord for comparable space within the Building for a comparable term of years.

            7.07. In the event of an assignment or subletting other than one specified in Section 7.02 hereof, but inclusive of one pursuant to a Requirement (such as the Bankruptcy Code, unless the transaction is otherwise within the purview of Section 7.02 hereof), Tenant shall pay to Landlord, as Additional Rent, one-half of,

                  (a) in the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums payable for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property (collectively "Property"), less the sum of (i) in the case of a sale of Property ("Net Value"), the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), (ii) reasonable brokerage commissions and legal fees paid by Tenant with respect to such assignment, and (iii) reasonable costs paid by Tenant in making changes in the layout and finish of the Premises at the request of the assignee, but only to the extent that the payments referenced in (ii) and
(iii) are not reimbursed by the assignee to Tenant; and

                  (b) in the case of a sublease, any Rental, additional charge or other consideration payable under or with respect to the sublease to Tenant by the subtenant (including, but not limited to, sums payable for the sale or rental of Property, less the sum of (i) in the case of a sale of Property, the Net Value thereof which is in excess of the sum of the rents payable during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder), (ii) reasonable brokerage commissions and legal fees paid by Tenant in connection with entering into any such sublease, and (iii) reasonable costs paid by the Tenant in making changes in the layout and finish of the subleased space at the request of the subtenant but only to the extent that the payments referenced in (ii) and (iii) are not reimbursed by such subtenant to Tenant.

                  The provisions of clause (iii) in this subdivision (b) and in subdivision (a) preceding, shall be deemed satisfied (and such costs shall be subtracted from the gross) if such reimbursement constitutes part of the consideration paid by the assignee, in the case of (a), and the subtenant, in the case of (b).

                  (c) At Tenant's option, it may use fair market value as the deductible with respect to personal property in lieu of Net Value in clauses (a) and (b) preceding, provided, however, that any dispute as to the fair market value shall be resolved by Arbitration.

                  (d) The sums payable under subdivisions (a) and (b) preceding shall be paid by Tenant to Landlord as and when paid by the subtenant or assignee, as the case may be, net of reasonable third party collection fees paid by Tenant; and

                  (e) Tenant shall furnish Landlord with a written statement, semi-annually, certified by Tenant or a responsible employee of Tenant, from which the Additional Rent to which Landlord may be entitled by reason of the application of clauses (a) and (b) hereunder can be determined. Tenant shall keep books of account in accordance with generally accepted accounting principles consistently applied and supporting material relating to the matters reflected in clauses (a) and (b) hereof, and shall make the same available to Landlord at all reasonable times for inspection at the Premises or at Tenant's main office, as determined by Landlord, for the purpose of verifying any statement furnished or to be furnished by Tenant. Landlord shall have the right to delegate this inspection to a duly authorized representative and, in addition, may make such copies thereof as it reasonably requires, but only for the purposes enumerated in this clause.

            7.08. The consent or waiver of consent by Landlord in any instance to an assignment or subletting shall not in any way be construed or deemed to relieve Tenant, (which term as used in this Section 7.08 shall have the meaning reflected in Section 2.01(v) hereof without regard to the word "permitted" contained therein), from obtaining the prior consent of Landlord to an assignment or subletting in each and every subsequent instance.

                                    ARTICLE 8

                                    Mortgages

            SECTION 8.01. The Tenant's interest in this Lease and the leasehold estate created hereby is and shall be subject and subordinate to any ground or underlying lease or leasehold mortgage and to any mortgage or other lien or charge in the nature thereof now or hereafter affecting all or any part of the Project. Each and all of the foregoing leases, mortgages, liens and charges are referred to in this Lease as a "Mortgage" and the holder thereof or the landlord thereunder as a "Mortgagee". This clause shall be self-operative and no further instrument or subordination shall be required by any mortgagee or lessee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

            The preceding paragraph of this Section 8.01 shall be of no force or effect with respect to a Mortgage hereafter first affecting all or any part of the Premises unless and until Landlord shall, with respect to such Mortgage, furnish Tenant with an agreement from the Mortgagee, in recordable form (the "SNDA"), to the effect that so long as no Event of Default exists on the part of Tenant under this Lease, or any event has occurred, which has continued to exist for such period of time (after notice, if any, required by this Lease) as would entitle Landlord to terminate this Lease or would cause, without any action of Landlord, the termination of this Lease or would entitle Landlord to dispossess Tenant (each hereinafter in this paragraph, but not elsewhere in this Lease, called a "Default Condition"), Tenant shall not be joined as a party defendant in any action or proceeding which may be instituted or taken by the then Mortgagee under any such Mortgage for the purpose of terminating such ground or underlying lease or for the purpose of foreclosing any such Mortgage, by reason of any default under any such Mortgage, (unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against the Mortgagor or otherwise protecting the Mortgagee's rights and remedies, in which case the Mortgagee may join the Tenant as a defendant in any such action or proceeding for such purposes and not to terminate the Lease) and, so long as no Event of Default or Default Condition shall exist (x) Tenant shall not be evicted from the Premises, (y) Tenant's leasehold estate hereunder shall not be terminated or disturbed and (z) the Mortgagee shall recognize this Lease and Tenant's rights under this Lease shall not be affected in any way, other than as heretofore specified in this paragraph.

            Landlord represents that on the date hereof, no Mortgage exists.

            8.02. Provided that it shall have been tendered with the SNDA, Tenant agrees that if requested by the Mortgagee, it will agree in writing that if the Mortgagee, or any person claiming under such Mortgagee becomes the Landlord hereunder, it will recognize such Mortgagee or other person as its Landlord under this Lease. Alternatively, if so requested by such Mortgagee, or other person, Tenant, as tenant, will enter into a new lease with said Mortgagee or other person, as landlord, for the remaining Term and otherwise on the same terms and conditions as this Lease. Notwithstanding anything herein contained to the contrary, under no circumstances shall any such Mortgagee or other person (including a purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interest of Landlord) be (a) liable for any act, omission or default of any prior Landlord, unless it pertains to a condition which is of a continuing nature, in which event the successor Landlord shall have the same cure period which shall commence as of the later to occur of (i) such successor Landlord succeeds to the interest of Landlord under this Lease, and (ii) the date on which Tenant shall have given the successor Landlord as successor landlord, notice of such condition, (b) subject to any offset, claim or defense which the Tenant may have against any prior Landlord other than any of such specified in this Lease, other than one of which the Mortgagee, at the time it becomes such, has actual knowledge as to which it consents in writing, (c) bound by any Rental that Tenant might have paid to any Landlord other than itself for other than the current payment or installment thereof, or (d) bound by any modification, amendment, termination, cancellation or surrender of the Lease made without its prior written approval unless it had actual written notice of any of such which it shall have received from Tenant prior to such Mortgagee, or other person having acquired its interest, howsoever designated in the Premises.

            8.03. If a Mortgagee or proposed mortgagee shall request reasonable modifications of this Lease which do not adversely affect Tenant other than to an immaterial extent, Tenant will not unreasonably delay or defer or withhold making such modifications.

            8.04. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the Mortgagee whose name and address shall previously have been furnished to Tenant in writing and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such Mortgagee within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Mortgagee shall have become entitled under such Mortgage, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Mortgagee shall with due diligence give Tenant written notice of its intention to, and commence and continue to remedy such act or omission.

                                    ARTICLE 9

                                       Use

            SECTION 9.01. The Premises shall be used by Tenant for general and executive offices (including occupancy uses reasonably and normally required in connection with the use of office space for general and executive offices), activities accessory to such use, including design and art work and for no other purpose; provided, however, that Tenant may examine but not repair its merchandise returned to it by customers so long as in doing so, it does not violate Requirements.

            Those portions, if any, of the Premises, which are designated as toilets and utility areas, shall be used by Tenant only for the purposes for which they are designated.

            9.02. Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of a Requirement such as but not limited to the Certificate of Occupancy for the Premises or the Building, and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the judgment of Landlord, reasonably exercised, shall (i) impair the character, reputation or appearance of the Project, or (ii) impair or interfere with any of the Project services or the proper and economic servicing of the Project, or (iii) be a nuisance.

            9.03. If any license or permit of a Governmental Authority other than an Approval, specifically required pursuant to another provision of this Lease to be obtained by Landlord, shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Premises, and if the failure to secure such license or permit might or would, in any way, affect Landlord, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the requirements of each such license or permit.

            9.04. The use of the Premises for the purposes specified in the first paragraph of Section 9.01 hereof shall not in any event be deemed to include, and Tenant shall not use, suffer or permit the use of the Premises or any part thereof for the sale, preparation or consumption of food or beverages (alcoholic or non-alcoholic), provided, however, that Tenant may maintain an eating area for its employees at which their food, purchased off-premises, may be refrigerated and/or warmed, and coffee and tea may be prepared, and (ii) from time to time, but no more than four times in any twelve month period, sponsor a function within the Premises for its business invitees so long as no sale or charge is involved, at which beverages (alcoholic and non-alcoholic) and food may be prepared and consumed.

            9.05. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by tenant on any part of the outside or (if it can be seen outside the Premises) inside of the Premises or the Building without the prior written consent of the Landlord other than a lawn sign at the place indicated on Exhibit D hereto. In the event of the violation of the foregoing by Tenant, Landlord may remove the sign without any liability, and may charge the expense incurred by such removal to the Tenant. Landlord shall have the right to prohibit any advertising by Tenant which, in the reasonable opinion of Landlord, impairs the reputation of the Building or its desirability as a building or space therein available for rent, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

            9.06. Intentionally omitted.

            9.07. During the Term, no part of the Premises shall be used or permitted to be used by Tenant and no part of the Building, (no reference being made to the Premises), shall be used or permitted to be used by Landlord, notwithstanding that such use or occupancy may otherwise be permitted under the terms of the first paragraph of Section 9.01 hereof, as a banking or safe deposit business or a money exchange, as a stock brokerage office, for the conduct of a school of any kind, other than a child care center or a preschool, an employment agency, for the furnishing of health care services, for the conduct of any business or activity, which by the nature of its use or manner of use creates or fosters an unusual risk to the security of the Building or any of its tenants or occupants, for the manufacturing, repairing or servicing of products or goods, or for the retail sale or rental of goods or merchandise.

            9.08. Intentionally Omitted

            9.09. During the Term, subject to contrary provisions of this Lease, Tenant shall have the right of access to the Premises, twenty-four (24) hours a day, seven (7) days a week.

                                   ARTICLE 10

                                 Quiet Enjoyment

            SECTION 10.01. So long as Tenant pays all of the Rental when due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises subject, nevertheless, to the terms and provisions of this Lease.

                                   ARTICLE 11

                                    Brokerage

            SECTION 11.01. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker, finder or agent other than Andy Finkelstein, Associates (the "Broker") with respect to this Lease or the negotiation thereof. Based thereon, Landlord agrees to hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker, finder or agent with respect to this Lease or the negotiation thereof except to the extent that the same arises out of Tenant's acts or omissions. Tenant agrees to hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker, finder or agent with respect to this Lease or the negotiation thereof, based in any part upon Tenant's breach of the provisions contained in the first sentence of this Section.

                                   ARTICLE 12

                              Compliance With Laws

            SECTION 12.01. Tenant shall comply, at its cost and expense, with all Requirements applicable to Tenant's manner or use, occupancy or operation of the Premises.

            12.02. Tenant, subject to the provisions of Section 12.03 hereof, covenants and agrees not to suffer, permit, introduce or maintain in, on or about any portion of the Premises, any hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any laws, rules or regulations (whether now existing or hereafter enacted or promulgated) of any Governmental Authority having jurisdiction or any judicial or administrative interpretation of any thereof, and/or any asbestos, polychlorinated biphenyls or petroleum products including any judicial or administrative orders or judgments. Any such asbestos, polychlorinated biphenyls, petroleum products and any such other materials, wastes and substances are herein collectively called 'Hazardous Materials'. Tenant further covenants and agrees to indemnify, protect and save Landlord harmless against and from any and all damages, losses, liabilities, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord and arising from or out of any Hazardous Materials on, in, under or affecting all or any portion of the Project, Building, or Premises, introduced by, or on behalf of Tenant, including without limitation (i) the costs of removal of any and all Hazardous Materials from all or any portion of the Building, Project or Premises, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Building, Project or Premises, into the air, any body of water, any other public domain or any surrounding areas, (iii) any costs incurred to comply, in connection with all or any portion of the Building, Project or Premises, with all applicable laws, orders, judgments and regulations with respect to Hazardous Materials and (iv) costs reasonably incurred by Landlord in determining whether the provisions hereof have been violated. Nothing herein shall prohibit Tenant from using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use provided that such use in the Premises is in compliance with Requirements and all such Hazardous Materials are removed from the Premises prior to the expiration or sooner termination of the Lease. The preceding portions of this provision do not apply to Hazardous Materials which may be located in the Project or Building, inclusive of the Premises at or prior to the first to occur of (i) the Commencement Date and (ii) the initial commencement (heretofore or hereafter) of any work, construction, repairs, installations, or alterations therein by Tenant.

            12.03. Landlord covenants and agrees to remediate, with diligence and in compliance with Requirements, all Hazardous Materials now within the Premises or hereafter introduced into the Premises by it or by any of its agents or contractors and to indemnify, protect and save Tenant harmless from and against any and all damages, losses, liability, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursements) which may at any time be imposed by, incurred by or asserted or awarded against Tenant arising out of the failure of Landlord to do so.

            12.04. The provisions of Sections 12.01, 12.02 and 12.03 shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 13

                                    Insurance

            SECTION 13.01. Tenant shall not, by virtue of its manner of use, occupancy or operation of the Premises, violate, or permit the violation of, any condition imposed by any insurance policy required to be maintained by either Landlord or Tenant under this Lease, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, which would increase the premium rate for the property damage insurance specified in the first paragraph of Section 13.05 hereof over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section
3.03 hereof) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amount reasonably satisfactory to Landlord. The provisions of this Section shall have no application to the use of the Premises for general and administrative offices.

            13.02. Landlord and Tenant shall each secure, if obtainable, an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering the Building, the Premises, the Common Areas and its personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive their rights of subrogation with respect to claims, liabilities, losses, damages, costs and/or expenses (collectively "losses") payable under any such policy or policies and agree that such policy or policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for losses covered by such policy or policies. The waiver of the right of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional reasonable charge then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission as to the party benefitting therefrom who shall have not paid such charge.

            If the waiver of subrogation in the foregoing paragraph of this
Section 13.02 shall be available, and insofar as may be permitted by the terms of the insurance policies carried by it, each party, provided its right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, hereby releases the other with respect to any claim including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty including rental value or business interest, as the case may be) occurring during the Term covered under its policy or policies.

            Landlord and Tenant shall be entitled to the benefits of the first and second paragraph of this Section 13.02 only to the extent that its losses are covered by insurance at the time of the occurrence.

            Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective policies as provided in the preceding two paragraphs cannot be obtained. Each hereby also agree to notify the other promptly of any cancellation or changes of the terms of any such policy which would affect such clauses.

            13.03. Intentionally omitted.

            13.04. If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Section 13.02 or 13.03, the dispute shall be determined by Arbitration.

            13.05. Landlord, from and after the date of this Lease, agrees to maintain during the Term, Property Damage Insurance covering the Building in an amount equal to the replacement value thereof, exclusive of foundations, excavations and footings. Such insurance shall be provided on a special cause of loss (e.g., "all-risk") basis of coverage. Such policy may contain a commercially prudent deductible, provided, however, that in case of a loss covered thereunder, Landlord shall advance the amount of such deductible as and to the extent needed to effect the requisite coverage.

            Tenant shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required of Landlord pursuant to the preceding paragraph.

            13.06. Tenant covenants and agrees to maintain from and after the first to occur of the commencement of Tenant's Work, the installation of Tenant's Property, and the Commencement Date, and to keep in force during the Term for the benefit of Tenant as the insured and naming Landlord (and its designees) as additional insureds, a commercial general liability insurance policy protecting Landlord (and its designees) and Tenant against any liability, customarily covered by such a policy, occasioned by any occurrence within the Premises. Such policy is to be written by good and solvent insurance companies licensed in the State of New York satisfactory to Landlord in the reasonable exercise of its discretion, and shall be in limits of liability thereunder of not less than the amount of Five Million ($5,000,000) Dollars per occurrence for bodily or personal injury (including death) and for property damage. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, provided, however, that such policy specifically references the Premises and sets the foregoing limits of liability for the Premises. Such policy may contain a commercially prudent deductible, provided, however, that in case of a liability covered thereunder, Tenant shall advance the amount of such deductible as and to the extent needed to effect the requisite coverage. Such policy shall also include a provision that no act or omission of Tenant which may result in loss or damage, including death, to persons or property, shall affect or limit the obligations of the insurance company in respect of Landlord or its designee. Prior to the time such insurance is first required to be carried by Tenant and thereafter, not less than fifteen (15) days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord a certificate from the insurer evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be cancelled or modified except upon thirty (30) days' prior notice to Landlord.

            13.07. Landlord covenants and agrees to maintain from and after the date hereof and to keep in force during the Term for the benefit of Landlord, naming Landlord as the insured (and its designees, at the option of Landlord as a named or additional insured), and Tenant as an additional insured, a commercial general liability insurance policy protecting Landlord (and its designees) and Tenant against any liability, customarily covered by such a policy, occasioned by any occurrence within the Common Areas. Such policy is to be written by good and solvent insurance companies licensed in the State of New York, and shall be in limits of liability thereunder of not less than the amount of Five Million ($5,000,000) Dollars per occurrence for bodily or personal injury (including death) and for property damage. Such insurance may be carried under a blanket policy covering the Project and other locations of Landlord, if any, provided, however, that such policy specifically references the Project and sets the foregoing limits of liability for the Project. If the aggregate limit of such insurance applying to the Project is reduced by the payment of a claim or establishment of a reserve, Landlord shall take immediate commercially reasonable steps to have the required aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy. Such policy may contain a commercially prudent deductible, provided, however, that in case of a liability covered thereunder, Landlord shall advance the amount of such deductible as and to the extent needed to effect the requisite coverage. Such policy shall also include a provision that no act or omission of Tenant sha1l affect or limit the obligations of the insurance company in respect of Landlord or its designee. Prior to the time such insurance is first required to be carried by Tenant and thereafter, not less than fifteen (15) days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord a certificate from the insurer evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be cancelled or modified except upon thirty (30) days' prior notice to Landlord.

                                   ARTICLE 14

                              Rules and Regulations

            SECTION 14.01. Tenant shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit E, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant on not less than ten (10) days prior notice, provided, however, that in case of a conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control, and Tenant shall use reasonable efforts to have its employees, agents and invitees do so, as well. No such Rules and Regulations will be enforced against Tenant or "tenant" in a manner which discriminates Tenant from other like tenants in the Project. At Landlord's option, wherever the term "Tenant" appears in the Rules and Regulations, such term shall be construed to include the employees, agents, contractors, licensees undertenants, Occupancy Grantees, and invitees of such "Tenant" or "tenant".

            14.02. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors.

                                   ARTICLE 15

                                 Tenant Changes

            SECTION 15.01. Subject to Section 15.02, Tenant will take no alterations, installations, repairs, additions, improvements or replacements (hereinafter singularly and collectively called "Tenant Changes") in, to or about the Premises without Landlord's prior consent. [For the purpose of this
Article 15 only, Landlord shall be deemed to have consented to a Tenant Change if prior to the expiration of ten days from the request for such consent made by Tenant in the manner provided in Article 33 hereof, Landlord shall not have advised tenant, in writing, in the manner provided in Article 33 hereof, that it does not consent to such Tenant Change.]

            15.02. Landlord's consent shall not be unreasonably withheld or delayed for non-structural Tenant Changes within the Premises, and shall not be required for painting, carpeting (other than by glue or other adhesive), installation (inclusive of wiring) of telephones and computers, and similar activities performed in the ordinary course within the Premises, using standard materials, colors and installations.

            15.03. Tenant Changes including but not limited to those consented to or approved by Landlord or within the purview of Section 15.02 hereof shall be performed in accordance with the following provisions:

                  (a) No part of the Building or the Project shall be adversely affected;

                  (b) The functioning of any of the mechanical, HVAC, electrical, sanitary, fire alarm and other systems of the Building, including those within or serving the Premises, shall not be adversely affected, and the usage of such systems by Tenant shall not be increased in any way that might have a material adverse affect on any such system;

                  (c) At least ten Business Days prior to commencement of any Tenant Changes, Tenant will furnish Landlord with a statement in reasonable detail of the nature and scope of the proposed Tenant Changes, and an estimate of the cost thereof, and if the cost of the proposed Tenant Changes can reasonably be estimated by Landlord to exceed $50,000, or if required by a Requirement, Tenant shall furnish coordinated plans and specifications for the proposed Tenant Changes, prepared and signed by an architect licensed by the State of New York selected by Tenant and to whom Landlord has no reasonable objection, who shall also prepare the foregoing estimate; and if the nature of the proposed Tenant Changes, regardless of cost, in the reasonable discretion of Landlord requires it, the foregoing plans and specifications must also be approved by a professional engineer, licensed by the State of New York and selected by Landlord, whose reasonable charge shall be paid by Tenant.

                  (d) Intentionally omitted;

                  (e) Tenant Changes shall be done only by contractors and subcontractors satisfactory to and first approved by Landlord. Such approval will not be unreasonably withheld. However, elements of such Tenant Changes, regardless of cost, of a nature described in subdivisions (a) and (b) hereof shall be performed by contractors or subcontractors, as the case may be, satisfactory to and first approved by Landlord;

                  (f) Tenant Changes shall be effected, at such times and in such manner so as not to interfere, except to an insignificant extent, with the use and occupancy of their premises by other tenants or others or with the Common Areas, and shall be at least equal in quality to the materials and workmanship in the Premises on the Commencement Date;

                  (g) Tenant Changes shall be commenced promptly and prosecuted to completion by Tenant diligently and in a good and workmanlike manner;

                  (h) Tenant Changes shall be effected in compliance with Landlord's Work Letter, Requirements and this Lease (including applicable provisions other than this Article 15);

                  (i) Tenant Changes are to be effected in a manner which will not (i) unreasonably interfere with or disturb other tenants or occupants of the Building, or (ii) cause or create a dangerous or hazardous condition;

                  (j) Tenant Changes are to be effected so as not directly or indirectly, create any difficulty with other contractors and/or labor engaged by Landlord or others engaged in the construction, use or operation of the Project or any part thereof (including the Premises);

                  (k) All costs and expenses of or incidental to Tenant Changes, including those reflected in clause (d) of this Section 15.03, shall be borne solely by Tenant who with respect to a Tenant Change which can reasonably be estimated to have a total cost in excess of $10,000.00, shall establish to the reasonable satisfaction of Landlord prior to the commencement thereof and during its progress that these costs can and will be paid when due and that completion of the Tenant Changes will be effected as herein and in the other provisions of this Lease provided. [The ability to pay such costs will be deemed established if Tenant can show that it has sufficient cash on hand, cash flow and bank lines of credit that will enable it to meet these costs when due and payable (the "Financial Condition")];

                  (l) Tenant shall keep financial or cost accounting records of all Tenant Changes and Tenant's Work for a period of three years after the expiration or sooner termination of the Term and shall, within ten (10) Business Days after request by Landlord, furnish copies thereof to Landlord; and

                  (m) Throughout the performance of Tenant Changes, Tenant, in addition to and not in limitation of the provisions of Article 13 hereof, shall maintain or cause to be maintained (i) Worker's Compensation insurance, in statutory limits, for all eligible workmen engaged in performing Tenant Changes and (ii) Builder's All-Risk insurance in an amount equal to the value of Tenant Changes on the completion thereof naming Landlord and Tenant as insureds, as their interests may appear, and shall furnish Landlord with certificates evidencing the existence of such insurance prior to the commencement of any Tenant's Work, each of which by its terms shall state that such insurance is not to be terminated without giving Landlord not less than thirty days prior notice of such termination.

            15.04. Landlord's approval of Tenant Changes or of plans, specifications or working drawings therefor or of the architect or professional engineer shall create no responsibility or liability on the part of Landlord, as to the contents of such plans, specifications and drawings, for their completeness, design sufficiency, or for the performance of the architect or professional engineer or for compliance with Requirements, or otherwise in respect of or attributable to any of the foregoing.

                                   ARTICLE 16

                               Discharge of Liens

            SECTION 16.01. Tenant shall not create or cause to be created any lien, encumbrance or charge upon the Project or any part thereof or the income therefrom, including but not limited to a mechanic's lien, for work claimed to have been performed for or on behalf of Tenant or materials claimed to have been furnished to or for Tenant, and Tenant shall not cause, create or suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Premises or any part thereof might be impaired.

            16.02. If any lien, encumbrance or charge within the purview of
Section 16.01 shall at any time be filed against the Premises or any part thereof, Tenant, within forty-five (45) days after receiving notice of such filing, shall cause such lien to be discharged, and if it is not, then in addition to any other right or remedy, Landlord, on not less than ten (10) days prior notice to Tenant, may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent payable to Landlord on demand.

            16.03. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of labor or materials for any specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Premises or any part thereof. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Premises for Tenant or any subtenant, or any materials furnished or to be furnished at the Premises for Tenant or any subtenant, upon credit, and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which Landlord may be required to post for the protection of Landlord and the Premises from any lien.

            16.04. This Article does not apply to any work to be performed or materials to be furnished by Landlord which is required of it under this Lease.

                                   ARTICLE 17

                                Tenant's Property

            SECTION 17.01. All fixtures, equipment, improvements, installations and appurtenances attached to, built into or a part of the Premises at or prior to the commencement or during the

Term, including but not limited to Tenant's Work and Tenant Changes, whether by Landlord at its own expense or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article 17 express1y provided.

            17.02. Tenant's Work, Tenant Changes and all furniture, furnishings and other articles of movable personal property owned by Tenant and located within the Premises (collectively, "Tenant's Property") may be removed from the Premises by Tenant at any time during the Term. Tenant, before so removing Tenant's Property shall establish to Landlord's satisfaction that Tenant can and promptly will repair and restore any damage caused by such removal without cost or charge to Landlord, and the Financial Condition shall apply thereto. Any such repair and removal shall itself be deemed a Tenant Change within the purview of this Lease. Any Tenant's Property for which Landlord hereafter shall grant an allowance, contribution or credit to Tenant, at Landlord's option, shall not be so removed except as hereinafter in this Article 17 expressly provided.

            17.03. Tenant's Property and other property of the Tenant (except money, securities and other like valuables) which shall remain in the Premises after the termination or expiration of this Lease may, at the option of the Landlord, be deemed to have been abandoned, and, provided that Landlord shall give Tenant at least ten (10) days prior notice of its intention to do so, in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit, at Tenant's expense, inclusive of the reasonable cost of repairing any damage caused by such removal to the extent not attributable to Landlord's negligence or wilful misconduct should Landlord have effected such removal.

                                   ARTICLE 18

                             Repairs and Maintenance

            SECTION 18.01. Tenant shall, at its sole cost and expense, take good care of the Premises, and shall make all repairs thereto, attributable to (a) the moving, installation, removal, use or operation of Tenant's Work, Tenant Changes, or Tenant's Property or property of Tenant (not constituting Tenant's Property) or of parties acting for or at the instance of Tenant or those deriving their interest in the Premises through or under Tenant or (b) the wrongful acts, omissions, negligence or improper conduct of Tenant or any other parties referenced in clause (a) preceding or (c) to the extent not within the purview of (a) preceding, with respect to Tenant's Work, Tenant Changes or Tenant's Property. All such repairs shall be quality and class equal to the original work or installations. As used in this Section 18.01, and in Section 18.02 following, the term "repairs" or derivatives thereof shall include "replacements" where applicable. Tenant shall promptly notify Landlord of the need for any such repairs.

            18.02. Landlord shall make all repairs, including load-bearing repairs to the Building and the Premises (including the HVAC Systems), as and to the extent needed for the Premises to be used and occupied as provided in the first paragraph of Section 9.01 hereof, except for those repairs for which Tenant is responsible pursuant to Section 18.01 hereof or any other provisions of this Lease.

            The provisions of Sections 18.01 and 18.02 hereof shall not apply to repairs required by reason of a Taking or fire or other casualty.

            18.03. Except for matters attributable to Landlord's negligence (with regard to which Tenant is not contributorily negligent) or willful misconduct, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or Requirements, to make in or to any portion of the Project.

            18.04. Tenant shall not place a load upon the floor of the Premises exceeding the floor load per square foot areas which such floor was designed to carry and which is allowed by law.

            18.05. Machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense so as to absorb such vibration, noise, cold or heat, and to prevent its transmission.

            18.06. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the making by Landlord of any repairs, alterations, additions or improvements in or to any portion of the Premises or in or to fixtures, appurtenances, systems or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant's business operations by reason of any of the foregoing, but shall not be required to perform the same on an overtime or premium pay basis.

                                   ARTICLE 19

                             Services and Functions

            SECTION 19.01. Landlord will not be required to furnish any services, except as otherwise specifically provided in this Lease.

            19.02. Landlord reserves the right, without any liability to Landlord, except as otherwise expressly provided in this Lease, to stop service of any one or more of the systems serving the Project, inclusive of the Premises and cease to perform any service required to be performed by it under this Lease, whenever and for so long as may be necessary, using reasonable efforts to minimize the stoppage by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by Requirement to make or in good faith deems necessary, by reason of any other cause beyond Landlord's reasonable control.

            19.03. Tenant shall utilize only the heating, ventilating and air conditioning equipment servicing the Premises (the "HVAC Systems") to furnish heating, ventilation and air conditioning (the "HVAC Services") to the Premises and, subject to the capacity of the heating system to do so if properly operated by Tenant, shall furnish heat to the Premises at such times and in such quantities, so that its failure to do so shall not be a material cause of (a) pipes and equipment within the Building, inclusive of the Premises, bursting or being damaged by weather conditions or (b) discomfort to occupants of other space within the Building. Landlord shall not be obligated to install any other or additional HVAC Systems or any part or parts thereof in the Premises or to furnish any HVAC Services to the Premises.

            The air conditioning system servicing the Premises shall be capable of maintaining in the Premises a maximum of 78 degrees FDB, 55% relative humidity when the outdoor temperature is between 95 degrees FDB and 75 degrees FDB with the prevailing wind velocity not exceeding 13 miles per hour.

            The performance specified in the preceding paragraph shall be conditioned upon the following criteria:

             (i)    Population            One person per 150
                    Density               square feet of useable
                                          area within the
                                          Premises

            (ii)    Lighting and          5 watts per square foot
                    Electrical Load       of usable area within
                                          the Premises

           (iii)    Exhaust and           1/10 CFM per
                    Ventilation           square foot of useable
                    Load                  area within the
                                          Premises.

            The heating system servicing the Premises shall be capable of maintaining in the Premises a minimum of 70 degrees FDB when the outdoor temperature is not less than 0 degrees FDB and the prevailing wind velocity does not exceed 15 miles per hour.

            Use of the Premises or any part thereof, in a manner, such as by way of illustration and not in limitation, excessive occupancy or connected electrical load or rearrangement of partitioning, which interferes with normal operation of the HVAC Systems may require changes in the HVAC Systems serving the Premises. Such changes, so occasioned, shall be made by Tenant, at its sole cost and expense, as a Tenant's Change pursuant to Article 15 of this Lease.

            Landlord represents that the electric service dedicated exclusively to the Premises is capable of a capacity of 5 watts per square foot of usable area within the Premises.

            The HVAC Systems servicing the Premises are operated by Tenant from controls located within the Premises. Landlord has informed Tenant that the windows of the Premises and the Building are sealed, and that the Premises may become uninhabitable and the air therein may become unbreathable if Tenant fails to operate the HVAC Systems. Any use or occupancy of the Premises when Tenant does not operate the HVAC Systems shall be at the sole risk, responsibility and hazard of Tenant, and Landlord shall have no responsibility or liability therefor. Such condition of the Premises shall not constitute nor be deemed to be a breach or a violation by Landlord of this Lease or of any provision thereof, nor shall it be deemed an actual or constructive eviction nor shall Tenant claim or be entitled to claim any abatement of Rental nor make any claim for any damages or compensation by reason of such condition of the Premises.

Tenant shall cause and keep entirely unobstructed all the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the HVAC Systems.

            19.04. Intentionally omitted.

            19.05. The cleaning and rubbish removal services which will be furnished by Landlord, at its expense, are set out in the Cleaning, Rubbish Removal and Security Specifications annexed hereto as Exhibit F and made a part hereof. Tenant shall pay to Landlord, within thirty (30) days after demand, the costs incurred by Landlord for (a) extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or its employees, contractors, agents or invitees, (ii) use of portions of the Premises for preparation, serving or consumption of food or beverages for functions as provided in Section 9.04(a) of this Lease, (iii) data processing or reproducing operations in excess of normal office usage, and (iv) non-building standard materials or finishes installed by Tenant or at its request, Landlord and Tenant acknowledging that Landlord's Work is not non-building standard, and (b) removal from the Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have After Hours access to the Premises for cleaning purposes and the use (at Tenant's expense) of light and power in the Premises as reasonably required for the purpose of cleaning the Premises in accordance with Landlord's obligations hereunder.

            19.06. Landlord shall provide exterminating services within the Premises during the Term, as shall be necessary to maintain the Premises free of insects or vermin. Tenant agrees not to use the Premises in such manner which can reasonably be anticipated to propagate the existence of such insects or vermin.

            19.07. Landlord shall furnish adequate cold water in the kitchen located within the Premises. Landlord represents that there is an operating hot water heater within the Premises. Such water shall be used only for drinking and the preparation of food or beverages permitted in Section 9.04 hereof and for dishwashing purposes.

            19.08. No discontinuance or cutoff of utilities or services shall be construed as an eviction or disturbance of possession giving Tenant an election to terminate this Lease, unless caused solely by the wilful misconduct or default of Landlord beyond any applicable cure period. Landlord shall use reasonable efforts to give Tenant reasonable advance notice of any discontinuance and cutoff of utilities or services and of the anticipated period thereof.

            19.09. Intentionally omitted.

                                   ARTICLE 20

                  Access, Changes in Building Facilities, Name

            SECTION 20.01. Except for the inside surfaces of all walls, windows and doors bounding the Premises, all of the Project, including exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

            20.02. Landlord, notwithstanding anything herein to the contrary, shall have access to the Premises upon reasonable prior notice to Tenant (except in an emergency, in which case Landlord shall use reasonable efforts to provide such notice as is possible under the circumstances) for the purpose of making any changes, alterations, additions, improvements, repairs or replacements in or to the Project (including the Premises) and the fixtures and equipment thereof, and in so doing may bring into the Premises and store the material therein necessary to accomplish the foregoing. Landlord shall use reasonable efforts to minimize the adverse effect on Tenant of any such entry onto the Premises.

            In addition, Landlord may install, maintain and use pipes, ducts and conduits in and through the Premises, if it is unable reasonably to accomplish any such installation outside the Premises, provided, however, in accomplishing any of the foregoing within the Premises, there shall be no more than an insignificant obstruction of the means of access to the Premises or interference with the use of the Premises.

            20.03. So long as Tenant occupies at least ten thousand (10,000) rentable square feet of the Premises, Landlord will not name the Building for a tenant at the Project, and, if required to do so by a Requirement, reserves the right to change the name or address of the Building at any time and from time to time. If at any time any windows of Premises are temporarily darkened or obstructed incident to or by reason of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof, or are temporarily closed or rendered inoperable, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

            20.04. Except for matters attributable to Landlord's negligence (with regard to which Tenant is not contributorily negligent) or wilful misconduct, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance, interruption or injury to business arising from Landlord, Tenant or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Project, inclusive of the Building and the Premises, or in or to fixtures, appurtenances or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Project, inclusive of the Building and the Premises, or in or to the fixtures, appurtenances or equipment thereof.

            20.05. Landlord or Landlord's agents and designees, during Regular Hours, on reasonable advance notice to Tenant, shall have the right to enter and/or pass through the Premises or any part thereof to examine the Premises and to show them to actual and prospective Mortgagees and to prospective purchasers, of the Project or any part thereof, or Landlord's interest therein.

            20.06. During the period of twelve (12) months prior to the expiration or termination of this Lease, Landlord, in a non-intrusive manner, may exhibit the Premises to prospective tenants during Regular Hours on reasonable advance notice to Tenant.

            20.07. Wherever in a provision of this Lease, reference is made to the right of Landlord to enter the Premises for an activity therein referenced, the term "Landlord" shall mean and include its representatives and designees.

            20.08. Landlord shall correct all damage it shall have caused to the Premises in effecting the provisions of Section 20.02 preceding, promptly after completion.

            20.09. No sign shall be placed on the exterior of the Building (including the roof) identifying one of its tenants or the nature of any tenant's business.

            20.10. Landlord shall have the right to allow Project tenants and occupants to install an identification lawn sign near the entrance to its premises, provided that such lawn sign does not block the front of Tenant's laws sign at its location specified in Section 9.05 hereof.

            Tenant's identification lawn sign shall be fabricated and installed by Tenant in accordance with the standard specified in Exhibit D hereto at Tenant's cost, but thereafter shall be maintained by Landlord at its expense.

                                   ARTICLE 21

                               Notice of Accidents

            SECTION 21.01. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Premises for which Landlord might be liable, (ii) all fires and other casualties within the Premises, (iii) all damages to or defects in the Premises, including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts of appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Premises or any part thereof.

                                   ARTICLE 22

                        Non-Liability and Indemnification

            SECTION 22.01. Landlord shall not be liable to Tenant for any personal injury (including death) to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any Tenant Property or the property of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence or, wilful misconduct of Landlord, it being understood that no property, other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes herein permitted, will be brought upon or be kept in the Premises.

            22.02. Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims, liabilities, losses and damages
(i) arising from or attributable to (x) the use, occupancy or operation of the Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have access to the Premises, or
(ii) arising from or attributable to any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding. The provisions of the indemnities herein given shall not inure to the benefit of Landlord's insurer if and to the extent such insurer shall, under the terms of this Lease, be required to give Tenant a waiver of subrogation in respect thereof or to Landlord or its insurer if and to the extent Landlord shall have released Tenant as provided in the second paragraph of Section 13.02 hereof.

            22.03. Any employee or agent of Landlord to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and Landlord shall not be liable for any loss of or damage to any such property by theft or otherwise.

            22.04. This Lease and the obligations of Tenant hereunder shall be in no way affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations to Tenant under this Lease (other than an obligation requiring a payment of money by Landlord) by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or other like cause beyond Landlord's reasonable control.

            22.05. Notwithstanding anything to the contrary elsewhere contained in this Lease, Landlord shall be excused from fulfilling an obligation to Tenant under this Lease or doing so within a date by which such obligation is required to be performed, and vice versa, to the extent it is unable to fulfill or is delayed in fulfilling such obligation under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or controls in connection with a national or other public emergency, shortages of fuel, supplies or labor resulting therefrom, acts of God, fire, casualty, acts or omissions of Tenant or its agents, servants, employees or invitees or a cause beyond Landlord's reasonable control. The foregoing provisions shall not apply to an obligation requiring a payment of money by or applicable to, either Landlord or Tenant. The time within which Landlord or Tenant, as the case may be, is required to attain such fulfillment shall be extended not less than one day for each day or any fraction thereof of any such delay.

            22.06. Except for willful misconduct, negligence or default beyond any applicable cure period of Landlord, no (i) act or omission of Landlord or its agents or employees or any other party, including Tenant, (ii) failure of any Project or Building systems, or machinery or equipment serving the Project (including the Building or the Premises), (iii) personal injury or property damage caused by third parties, or (iv) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of anything referred to in the foregoing shall impose any liability on Landlord. No representation, guaranty or warranty is made that the communications or security systems, devices or procedures of the Building or Project, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of the property of Tenant or the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Landlord.

                                   ARTICLE 23

                              Destruction or Damage

            SECTION 23.01. If any part or parts of the Project (inclusive of the Building) shall be partially or totally damaged or destroyed by fire or other casualty, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article 23 hereinafter provided), Landlord shall repair the damage and restore the affected part of the Project, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace (a) Tenant's Property, Tenant's Work or Tenant Changes, or (b) portions of the Building, outside of the Premises not necessary to make the Premises tenantable.

            23.02. If the Building or the Premises shall be damaged or destroyed in whole or in part by fire or other casualty, the Rental shall abate to the extent that as a result thereof the Premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be repaired or restored, provided, however, that should Tenant reoccupy a portion of the Premises for the conduct of its business during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, Rental allocable to such portion shall be payable by Tenant from the date of such occupancy. If the Lease shall terminate by reason of damage or destruction referenced in this

Article 33, Rental shall be adjusted as of the effective date of such termination.

            23.03. If (a) the Premises shall be totally damaged or destroyed by fire or other cause1 or (b) if the Building shall be so damaged or destroyed by fire or other cause as to require a reasonably estimated (i) expenditure of more than forty (40%) percent of the full replacement value of the Building immediately prior to the casualty, or (ii) period of more than one (1) year to repair or restore the Building and/or the Premises, then in any such case, Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. In case of any damage or destruction mentioned in this Article 23, Tenant, may terminate this Lease by not less than sixty (60) days prior notice to Landlord, if, subject to the application of Sections 22.03 and 22.04 hereof, Landlord has not completed the making of the required repairs and/or restored the Building and the Premises within twelve (12) months from the date of such damage or destruction. If the Premises shall be damaged or destroyed by fire or other casualty within the last twelve months of the Term, either Landlord or Tenant may terminate this Lease by notice given to the other not more than thirty days after such fire or other casualty if it can be estimated that such damage or destruction cannot be repaired and restored within three months after the date on which such notice of termination shall be given. Such termination shall be effective thirty days after the giving by either Landlord or Tenant of such notice.

            23.04. Intentionally omitted.

            23.05. Landlord shall not be obligated to repair any damage to or to replace or clean Tenant's Property other than Tenant's Property which is a leasehold improvement.

            23.06. Tenant shall not carry separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any casualty insurance carried by Landlord.

            23.07. The provisions of this Article 23 shall be considered an express agreement governing any cause of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 24

                                 Eminent Domain

            SECTION 24.01. In the event of a permanent taking by any Governmental Authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance in lieu thereof (all and any of which being hereafter referred to as a "Taking") of (a) the whole of the Project, or (b) any part of the Premises deemed material by Tenant, the Term shall cease as of the date (the "Law Date") title thereto shall be vested in or possession thereof shall be taken by such Governmental Authority, whichever first occurs.

            Within thirty (30) days after Landlord's receipt of a written notice from a Governmental Authority of a Taking it shall furnish Tenant with a copy of such notice, together with a copy of all materials which accompanied such notice.

            24.02. If there shall be a Taking of less than the whole of the Project, then, provided there is no Taking of any part of the Premises deemed material by Tenant (in which event, Section 24.01 hereof would be applicable), the Term shall cease as of the Law Date with respect to the part of the Project which is the subject of the Taking (and not otherwise), and there shall be an abatement or reduction of Rental as provided in Section 24.03 hereof. If, however, the Taking shall be of more than twenty (25%) percent of the parking spaces within the Project, or, of more than ten (10%) percent of the Common Areas within the Building, either Landlord or Tenant shall have the right to terminate this Lease by notice given to the other no later than thirty (30) days subsequent to the Law Date and effective sixty (60) days thereafter.

            In the event of any termination pursuant to the preceding paragraph of this Section 24.02 or a termination pursuant to Section 24.01, Landlord shall make an appropriate refund of Rental paid for a period subsequent to the Law Date. Landlord may negate Tenant's termination of the Lease which is based on the Taking of more than twenty (20%) percent of the parking spaces within the Project by notice given within fifteen (15) days subsequent to the date of Tenant's notice of termination advising Tenant that land on which replacement parking spaces may be constructed and used by occupants of the Project is available on or in close proximity of the Land and that such parking spaces will be constructed thereon by or on behalf of Landlord diligently, in a good and workmanlike manner and in compliance with Requirements.

            A determination of the materiality of the Taking of any part of the Premises, as provided in this Section 24.02 and 24.01 preceding, shall be made by Tenant no later than thirty (30) days subsequent to the Law Date and notice with respect thereto given to Landlord, within the same thirty (30) day period. If Tenant shall not have made such election within the preceding time period available to Tenant to do so, it shall conclusively be deemed that such Taking of a part of the Premises is not material. If, on the other hand, Tenant, within the prescribed period, shall have made a determination that the Taking of a part of the Premises is material and notified Landlord of such election within such time period, Landlord may dispute that determination by so notifying Tenant no more than thirty (30) days after Landlord's receipt of Tenant's determination that the Taking was material. Either Landlord or Tenant shall have a thirty (30) day period to submit such dispute to Arbitration, failing which, Tenant's determination of materiality shall prevail and the burden of proof in such dispute shall be on Tenant.

            24.03. In the event of a Taking, Tenant shall pay Rental without abatement or reduction up to and including the Law Date. If notwithstanding a Taking, this Lease shall continue, then, as of the day subsequent to the Law Date, Tenant's Proportionate Share thereafter shall be computed in the proportion that the remaining Area of the Premises bears to the remaining Area of the Building, and there shall be a just and equitable reduction in Net Annual Rent attributable to such a loss of parking spaces, or reduction in the Area of the Premises.

            24.04. If this Lease shall continue notwithstanding a Taking, Landlord shall diligently make all necessary repairs or alterations so as to constitute the remaining Project (inclusive of the remaining Premises) to the extent reasonably attainable, a complete architectural and tenantable unit.

            24.05. All compensation awarded for a Taking, whether for the whole or a part of the Premises, the Buildings or the Land or otherwise, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation. Nonetheless, Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed, but only if such awards shall be made in addition to and shall not result in a reduction of the award for the Project.

            24.06. Any dispute between Tenant or Landlord as to the extent of the abatement or reduction of Net Annual Rent, as provided in Section 24.03 hereof, shall be resolved by Arbitration.

                                   ARTICLE 25

                                    Surrender

            SECTION 25.01. On the expiration or sooner termination of this Lease, or upon any re-entry by Landlord upon the Premises as provided in Article 27 hereof, Tenant shall quit and surrender the Premises to Landlord in the condition in which it is required to be kept and maintained by Tenant pursuant to the terms of this Lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease. The provisions hereof shall survive the expiration or other termination of the Term.

            25.02. In the event of any holding over by Tenant after the expiration or termination of this Lease without the consent or Landlord, Tenant shall pay as holdover Net Annual Rent for each month (or part of a month) of the holdover tenancy Forty Three Thousand ($43,000) Dollars (the "Holdover Payment"), and otherwise shall observe, fulfill and perform all of its obligations under this Lease, including but not limited to, those pertaining to Additional Rent, in accordance with its terms, and, commencing with the fourth month of the holdover, in addition, Tenant shall be liable to Landlord for (a) any payment or rent concession which Landlord may be required to make to any tenant in order to induce such tenant not to terminate an executed lease covering all or any portion of the Premises by reason of the holding over by Tenant, and (b) any special (but not speculative) damages suffered by Landlord as the result of Tenant's failure to surrender the Premises. Amounts received by Landlord in satisfaction of (a) and (b) preceding (collectively, the "Holdover Damages") , shall reduce each Holdover Payment received by the Landlord commencing with the third month of the holdover by Fourteen Thousand Three Hundred ($14,300) Dollars until the aggregate reduction of the Holdover Payments equals the Holdover Damages.

            No holding over by Tenant after the Term shall operate to extend the Term.

            The holdover, with respect to all or any part of the Premises, of a person deriving an interest in the Premises from or through Tenant, including, but not limited to an assignee or subtenant, shall be deemed a holdover by Tenant.

            Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or such person may have to a stay of any holdover or eviction action or proceeding, or other action or proceeding which Landlord may institute to enforce the provisions of this Article.

            Notwithstanding anything in this Article contained to the contrary, the acceptance of any Rental paid by Tenant pursuant to this Section 25.02, shall not preclude Landlord from commencing and prosecuting a holdover or eviction action or proceeding or any action or proceeding in the nature thereof. The preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import.

                                   ARTICLE 26

                      Bankruptcy, Conditions of Limitation

            SECTION 26.01. Intentionally Omitted.

            26.02. This Lease and the Term and estate hereby granted are subject to further limitation as follows:

                  (a) whenever Tenant shall default in the payment of any installment of Net Annual Rent, or in the payment of any Additional Rent or any other Rental on any day upon which the same ought to be paid, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying such default, or

                  (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, other than a matter specified in any of the other Subsections of this
Section 26.02, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or in the case of a situation heretofore referenced in this subsection (b) which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination or foreclosure of any Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute the completion of all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonable be necessary, or

                  (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted in
Article 7, or

                  (d) Intentionally omitted.

                  (e) Intentionally omitted.

                  (f) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition in
(i) Article 9 (other than Section 9.03), and such default shall continue and shall not be remedied by Tenant within thirty days after Landlord shall have given Tenant a notice specifying such default, or (ii) Section 9.03 in which event the provisions of subdivision (b) of this Section 26.02 shall be applicable, or (iii) Section 16.02 hereof, and if such default shall continue and shall not be remedied by Tenant within three (3) Business Days after Tenant shall have received a notice specifying such default, then in any of said cases set forth in the foregoing Subsections (a), (b), (c) and (f) preceding, each such event or condition being herein referred to as an "Event of Default", Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate, but Tenant shall remain liable for damages as provided in Article 28.

            26.03. If Tenant shall default under this Lease prior to the Commencement Date, Landlord shall have all of the rights and remedies in this Lease provided, should such default have occurred subsequent to the Commencement Date, and it will be conclusively assumed for such purposes that the Term commenced on and as of the date of such default. Nothing herein contained shall be construed to negate Tenant's rights, to utilize any applicable cure periods available to it pursuant to specific provisions of this Lease.

                                   ARTICLE 27

                              Re-Entry by Landlord

            SECTION 27.01. If this Lease shall terminate as in Article 26 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by other lawful means, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the Premises again free of the leasehold estate and interest established herein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 26 or if Landlord shall re-enter the Premises under the provisions of this Article 27 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Net Annual Rent and Additional Rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 28.

            27.02. In the event of a breach or threatened breach by Landlord or Tenant of any of its obligations under this Lease, the other of them shall also have the right of injunction. The several remedies to which Landlord or Tenant may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may lawfully be entitled at any time and each may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

            27.03. If this Lease shall terminate under the provisions of Article 26, or if Landlord shall re-enter the Premises under the provisions of this
Article 27, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance Rental, security or otherwise, but such moneys shall be credited by Landlord against any Rental due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under
Article 28 or pursuant to a Requirement.

                                   ARTICLE 28

                                     Damages

            SECTION 28.01. If this Lease is terminated under the provisions of
Article 26, or if Landlord shall re-enter the Premises under the provisions of
Article 27, Tenant shall pay to Landlord as damages, sums equal to the Rental, payable upon the due date therefor specified herein following such termination and until the last day of the Term had this Lease not been sooner terminated, provided, however, that if Landlord shall re-let the Premises during said period, Landlord shall credit Tenant with the net Rental received by Landlord from such re-letting, such net Rental to be determined by first deducting from the gross Rental as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Premises and the rental thereof; it being understood that any such re-letting may be for all or any part of the Premises or for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net Rental over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 28.01 to a credit in respect of any net Rental from a re-letting, except to the extent that such net Rentals are actually received by Landlord. Landlord shall be under no obligation to relet all or any part of the Premises or otherwise to mitigate damages. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the Rental received from such re-letting and of the expenses of re-letting. If the Premises or any part thereof be re-let by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable Rental value for the Premises, or part thereof, so re-let during the term of the re-letting. Each such payment shall be due and payable by Tenant on receipt of a statement from Landlord setting forth the Rental for such period, less the Rental value for the Premises as determined in accordance with the provisions of the preceding sentence, subject, however, to the cure period available to Tenant as provided in the next succeeding paragraph.

            Should Tenant default in making a payment required of it pursuant to the preceding paragraph upon the due date therefor, a three day cure period (without notice) and none other being available for such purpose, Tenant, if Landlord, at any time thereafter, so elects, shall pay Landlord a sum which at the time of such default represents the present value of the excess (the "Excess"), if any, using a discount rate equal to the sum of (a) two hundred (200) basis points plus (b) the annual percentage yield of a U.S. Treasury instrument requiring periodic payments of interest, as published in a public source of information nationally recognized for accuracy in the reporting of trading in U.S. Treasury securities, such as the New York Times and the Wall Street Journal, selected by Landlord, which has a maturity date on (or if there not be any) a maturity date closest prior to the expiration date of this Lease had it not sooner terminated of

                  (i) the aggregate of the Rental which would have been payable by Tenant hereunder (as presumed in the first paragraph of this Section 28.01) for the period commencing with the date of the default specified in the preceding paragraph, and ending with the last day of the Term, had this Lease not so terminated, over

                  (ii) if re-let, the aggregate Rental payable for the Premises for the same period, and to the extent it is not fully rented, the Rental value for the part not re-let, it being understood that the Rental value, as determined by Landlord shall prima facie be the Rental value of the part of the Premises not so relet.

This paragraph shall not be applicable if the Excess is a negative number.

            28.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 26, or under any provision of law, or had Landlord not re-entered the Premises.

            28.03. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 28.01.

                                   ARTICLE 29

                                    Waivers

            SECTION 29.01. Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the Term after being dispossessed or rejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

            29.02. In the event that Tenant is in arrears in payment of Rental, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

            29.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess, and of any other law of like import now or hereafter in effect. If Landlord commences any summary proceeding, Tenant agrees that Tenant will not interpose any counterclaim of whatever nature or description, other than a mandatory counterclaim, in any such proceeding.

                                   ARTICLE 30

                        No Other Waivers or Modifications

            SECTION 30.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

            30.02. The following specific provisions of this Section 30.02 shall not be deemed to limit the generality of Section 30.01:

                  (a) No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agents shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purpose without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

                  (b) The receipt by Landlord of Rental with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

                  (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                                   ARTICLE 31

                                 Curing Defaults

            SECTION 31.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, beyond the period provided for the cure thereof in this Lease.

            All reasonable sums so paid by Landlord and all costs and expenses reasonably incurred by Landlord in connection with the provisions of the preceding paragraph, inclusive of attorneys' fees, shall be paid by Tenant to Landlord within thirty (30) days of demand.

            31.02. A. If Landlord shall fail to make any repairs required of Landlord under this Lease, beyond the period provided for the cure thereof, Tenant, without thereby waiving such default, may (but shall not be obligated to) perform the same and to be reimbursed by Landlord for the reasonable costs thereof inclusive of attorneys' fees if the failure of Landlord to make such repairs materially and adversely impairs Tenant's ability to use the Premises for the operation of its business pursuant to the first paragraph of Section
9.01 hereof.

            B. Anything in this Section 31.02 to the contrary notwithstanding, Landlord agrees that in the event of an emergency which poses the threat of imminent, severe damage to Tenant, or its employees, or invitees, or to Tenant's Property, and necessitates immediate repair, Tenant may proceed forthwith to make such repair ("Emergency Repairs") if (i) it is unable to notify Landlord of such emergency condition after using diligent efforts to contact and advise Landlord of the need for such Emergency Repairs, or (ii) Landlord fails to make Emergency repairs after being notified of the need to do so.

            C. If Landlord fails to reimburse Tenant for repairs referenced in
B. preceding, within thirty days after Tenant shall furnish Landlord with a statement in reasonable detail of the repairs effected and the costs thereof, supported by invoices from third parties for the furnishing of materials or the performance of work in connection with the making of such repairs, Tenant may deduct the cost thereof from the installments of Net Annual Rent first becoming due and payable after the date on which such reimbursement is first required to be made.

            D. If provisions of this Section 31.02 shall not apply to the provisions of the second paragraph 1.02 hereof, and vice versa.

                                   ARTICLE 32

                                  Parties Bound

            SECTION 32.01. The obligations of this Lease shall bind and benefit the successors and assigns of the Landlord and Tenant with the same effect as if mentioned in each instance where a party is named or referred to, except that
(a) the provisions of Section 2.01(h) shall be applicable and prevail, (b) no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and (c) the provisions of this Article 32 shall not be construed as modifying the conditions of limitation contained in Article 26.

            32.02. Notwithstanding anything in this Lease to the contrary (it being intended that in case of a conflict, the provisions of this Section 32.02 always shall prevail and control), Tenant shall look only to the Landlord's estate in the Project at the time recourse is sought for the satisfaction of Tenant's remedies against Landlord or the collection of a judgment (or other judicial process) requiring the payment of money by Landlord hereunder and, no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant's use or occupancy of the Premises, or otherwise.

            32.03. Without limiting the provisions of Section 32.02 hereof, any agreement, obligation or liability of Landlord arising under this Lease is made, entered into and incurred by Landlord upon the express condition that no trustee, partner, shareholder, director, officer, employee, principal, parent, agent or advisor of Landlord, assumes nor shall be held to any personal liability hereunder for whatsoever reason including fault on the part, for example, of any one or more of the foregoing, and resort shall not be had to the private property of any such trustee, partner, shareholder, director, officer, employee, principal, parent, agent or advisor.

            32.04. Landlord shall be deemed in default under the terms of this Lease only if Landlord shall fail to observe, fulfill or perform an obligation specifically imposed on Landlord under the terms of this Lease and such failure is not cured by Landlord within thirty (30) days after Tenant shall have given Landlord notice of such failure, in reasonable detail, provided, however, that so long as Landlord commences and prosecutes such cure with reasonable diligence, Landlord will be allowed such additional time to effect such cure as may be reasonably necessary without being deemed in default with respect to such failure. No action taken by Landlord in connection with an such notice given to it by Tenant shall be construed admission that any such default exists.

            32.05. Intentionally omitted.

            32.06. Under no circumstances shall the Landlord, and after the Commencement Date, the Tenant, be liable for consequential, special, exemplary or punitive damages or any damages in the nature of any of the foregoing or damages for loss of business or business opportunities.

            32.07. Landlord notwithstanding any contrary provisions of this Lease, shall not be liable for damages to Tenant or its subtenants or an Affiliated Entity, except for its negligence or willful misconduct or defaults under this Lease after the expiration of applicable grace periods. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Project to provide restoration of services required hereunder to be provided by Landlord to Tenant and, where the cessation or interruption of such service has occurred due to circumstances or conditions beyond the Project boundaries, or the acts or omissions of others, to seek restoration of such services by diligent application or request to the provider.

                                   ARTICLE 33

                                     Notices

            SECTION 33.01. All notices, requests, and other communications required or permitted under this Lease (each, a "notice") shall be in writing and shall be deemed duly given only if delivered personally or by express delivery service for next Business Day delivery (such as UPS Next Day Air and Federal Express), or if sent by registered or certified U.S. Postal Service mail, return receipt requested, first class, postage prepaid, to the following addresses (or to another address of a party that such party elects to designate in writing to all other addressees listed below):

                  (a)   If to Tenant at:

                        200 Hicks Street
                        Westbury, NY 11590, until the Commencement
                        Date and thereafter at the Premises

                        Attention: Sanford B. Frank, Esq.


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

                        with one copy for informational purposes to:

                        Joel Handel, Esq.
                        Baer Marks and Upham, LLP
                        805 Third Avenue
                        New York, NY  10022

                  (b)   If to Landlord at:

                        6800 Jericho Turnpike
                        Syosset, NY  11791

                        with one copy for informational purposes to:

                        Stanley N. Queler, Esq.
                        6800 Jericho Turnpike
                        Syosset, New York  11791

            Such notice, including notice of a change of the party constituting the Tenant or the Landlord or a change in a mailing address, shall be deemed to have received (a) on the date it is delivered, if such day is a Business Day and if it is not, the next Business Day, if it is delivered in person, (b) two Business Days after the date on which it is delivered to the express delivery service such as Federal Express, for next Business Day service, or (c) two Business Days after it is delivered to a U.S. Postal Service post office or depository, if it is sent by registered or certified mail. Notwithstanding the foregoing, a notice given to meet a deadline shall be deemed received on the day when given by any of the methods referenced in the preceding sentence in such day is a Business Day, and if it is not, such notice shall be deemed to have been given on the next Business Day following the day on which such notice shall have been given.

            Where reference is made to a copy being sent "for informational purposes" it shall be construed that the party sending such copy will in good faith endeavor to send it, but the failure to do so shall not affect the viability of a notice to a Tenant or to a Landlord in the manner provided in this Section 33.01.

            A notice on behalf of a party hereto may be that of the attorney for such party, provided that in such notice or accompanying it, such attorney shall certify that it is the attorney for such party and has been authorized by such party to furnish such notice.


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

                                   ARTICLE 34

                        Estoppel Certificate, Memorandum

            SECTION 34.01. Each party agrees, at any time and from time to time, as requested by the other party, upon not less than fifteen (15) days prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the respective items of Rental have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Such statement, in the case of any statement required of Tenant, shall also contain such additional provisions as reasonably may be requested by a Mortgagee.

            34.02. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

                                   ARTICLE 35

                                   Arbitration

            SECTION 35.01. When so specified in this Lease, any dispute, controversy or claim arising out of this Lease shall be settled by expedited mandatory arbitration as set forth in this Article 35.

            35.02. Either party may demand arbitration by notifying the other party in writing in accordance with the notice provisions of Article 33. The notice shall describe the reasons for such demand, the amount involved, if any, and the particular remedy sought. The notice shall also list the name of one arbitrator qualified in accordance with Section 35.04.

            35.03. The party that has not demanded arbitration shall respond to the notice of demand within ten (10) calendar days of receipt of such notice by delivering a written response


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

in accordance with the notice provisions of Article 33. The response shall list the name of a second arbitrator qualified in accordance with Section 35.04. The response shall also describe counterclaims, if any, if such claims are specifically arbitrable hereunder and permitted by the rules of the arbiter, the amount involved, and the particular remedy sought. If a party fails to respond timely to the notice of demand, the arbitrator selected by the party making such demand under Section 35.02 shall resolve the dispute, controversy or claim within thirty (30) calendar days of the deadline for response.

            35.04. Any arbitrator selected in accordance with Sections 35.02 and
35.03 shall be a natural person not employed by either of the parties or any parent or affiliated partnership, corporation or other enterprise thereof, shall be a member of the American Arbitration Association (whose rules shall apply to such arbitration) and shall have at least five (5) years experience arbitrating real estate matters.

            35.05. If a party responds timely to a notice of demand for expedited arbitration under Section 35.03, the two arbitrators shall appoint a third arbitrator who shall be qualified in accordance with Section 35.04. Such third arbitrator shall be appointed within ten (10) calendar days of receipt by the party demanding arbitration of notice of response provided for under Section
35.03. If the two arbitrators fail to timely appoint a third arbitrator, the third arbitrator shall be appointed by the parties if they can agree within a period of ten (10) calendar days. If the parties cannot timely agree, then either party may request the appointment of such third arbitrator pursuant to an action brought for such purpose before the Supreme Court, Nassau County; provided that the other party shall not raise any question as to the Court's full power and jurisdiction to entertain such application and to make such appointment.

            35.06. The arbitration hearing shall commence within thirty (30) calendar days of appointment of the third arbitrator as described in Section
35.05. The hearing shall in no event last longer than two (2) calendar days. There shall be no discovery or dispositive motion practice (such as motions for summary judgment or to dismiss or the like) except as may be permitted by the arbitrators; and any such discovery or dispositive motion practice permitted by the arbitrators shall not in any way materially conflict with the time limits contained herein. The arbitrators shall not be bound by any rules of civil procedure or evidence, but rather shall consider such writings and oral presentations as reasonable business persons would use in the conduct of their day to day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrators may determine to be appropriate. It is the intention of the parties to limit live testimony and cross examination to the extent absolutely necessary to insure a fair hearing to the parties on significant and material issues. Venue of any arbitration hearing pursuant to this Article 35 shall be in Nassau County.

            35.07. The arbitrators' decision shall be made in no event later than ten (10) calendar days after the commencement of the arbitration hearing described in Section 35.06. The award shall be final and judgment may be entered in any court having jurisdiction thereof.

                                   ARTICLE 36

              No Other Representations, Construction, Governing Law

            SECTION 36.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. This Lease and said other written agreement(s) made concurrently herewith, if any, are hereinafter referred to as the "Lease Documents". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the Lease Documents, which alone fully and completely express their agreement and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the Lease Documents, made by the other.

            36.02. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of said provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

            36.03. This Lease shall be governed in all respects by the laws of the State of New York.

            36.04. No change, waiver or estoppel to this Lease or any of the terms hereof shall be valid unless in writing and signed by the party against whom enforcement of the change, waiver or estoppel is sought. Except as otherwise in this Lease provided, no termination of this Lease shall be valid unless in writing any signed by the party against whom enforcement of the termination is sought.

            36.05. Except as otherwise provided herein, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns, respectively of Landlord and Tenant.

            36.06. This instrument may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which shall be one and the same document.

                                   ARTICLE 37

                                     Antenna

            SECTION 37.01. Tenant shall have the right to install, operate and maintain not more than one microwave, whip, or satellite dish antenna (the "Antenna") on the upper surface of the Building (the "Roof"). The installation of the Antenna shall be deemed a Tenant Change and within the purview of Section
15.03 hereof by reason of its cost and nature, provided, however, that the provisions of Section 15.03(d) shall not apply to such installation.

            37.02. Tenant, when it wishes to install the Antenna, shall give notice thereof to Landlord together with Tenant proposed plans and specifications therefor (the "Supplement") Landlord and Tenant, in good faith, shall negotiate and resolve any changes Landlord requires in the Supplement, inclusive of Antenna size. No work is to commence with respect to the Antenna until the Supplement is signed or initialed and delivered by the parties hereto.

            37.03. The foregoing right is non-exclusive and Landlord reserves the right to grant rights to others for the installation, maintenance and operation of other equipment, including an earth station antenna, similar or dissimilar to the Antenna, provided that no equipment installed subsequent to an Antenna shall materially interfere with the operation of such Antenna.

            37.04. This right is given on the condition, and Tenant agrees, that the Antenna will be used solely and exclusively and incident to its own personal operations, and that of an Affiliated Entity, it being agreed by Tenant that the use of the Antenna will not benefit others and that Tenant will not impose a charge, directly or indirectly, to others for the utilization of the Antenna or for services which entail its use.

            37.05. All sales taxes, use and occupancy taxes and taxes and charges in the nature thereof with respect to the Antenna and the foregoing fee are the responsibility of and shall be paid by the Tenant.

            37.06. The installation, operation and maintenance of the Antenna shall be in accordance with the following:

                  (a) The installation of the Antenna as well as all matters relating to its operation and maintenance shall be at the sole cost and expense of the Tenant;

                  (b) The Antenna will be installed, operated and maintained by or for Tenant in a good and workmanlike manner and in compliance with Requirements. Tenant shall be responsible, at its sole cost, to obtain all Approvals for the installation, operation and maintenance of the Antenna;

                  (c) The Tenant will pay all charges for electric current utilized in connection with the installation, operation and maintenance of the Antenna. Landlord shall have no responsibility or liability by reason of the interruption or suspension of electric service to the Antenna unless the same is the direct result of negligence, wilful misconduct or default after the expiration of any applicable grace period on the part of Landlord;

                  (d) Tenant agrees that the installation, operation and maintenance of the Antenna will be conducted so as not to interfere with the operation of the Building or the use and occupancy by tenants of their space in the Building, and the utilization by Landlord or others of any equipment then existing (including other antenna) in the Building or on the Roof; and

                  (e) Tenant agrees promptly to repair and replace all damage to the Building, including the Roof arising by reason of or in connection with the installation, operation and maintenance of the Antenna. In the event of the failure of the Tenant to make any necessary repair or replacement with respect to the Antenna, as aforesaid, Landlord may do so for its own account or in the name of and for the account of Tenant but, in either event, Tenant shall be responsible for all costs and expenses reasonably incurred in this connection by Landlord.

            37.07. Tenant shall provide whatever filters, isolation traps and other devices, similar or dissimilar which are reasonable and feasible for the elimination of any interference to other equipment (including other antenna) on the Roof or in the Building if such interference is caused by or attributable to the Antenna. Landlord agrees that it will impose a similar requirement in any other agreement for the placing of equipment (including other antenna) on the Roof and agrees to be bound thereby with respect to any of its equipment (including other antenna) placed on the Roof. Tenant shall also be responsible for the protection of the Antenna to the exclusion of Landlord, whose responsibility in this regard is expressly negated, from any and all induced wave energies, including, but not limited to, lightning and induced energies from other radiated energies.

            37.08. Should it be required by any Governmental Authority that the location of the Antenna be changed, such change shall be effected promptly and with diligence by Tenant and at its sole cost and expense. Landlord, in addition to the foregoing, reserves the right, on prior notice, emergencies excepted, to Tenant to make any and all repairs and replacements in and to the Roof or the Building notwithstanding that any such repairs and replacements may cause temporary interference with the Tenant's ability to operate and maintain the Antenna; the Landlord agreeing, however, to make any such repairs and replacements promptly and diligently in such reasonable manner as will keep any such interference to a minimum. Tenant agrees to cooperate with Landlord to every reasonable and feasible extent so as to enable Landlord to effect the repairs and replacements reflected in the preceding sentence, including, if necessary, temporarily relocating the Antenna at Tenant's expense.

            37.09. Landlord shall not be liable or responsible for any malfunction or non-functioning, actual or alleged, of the Antenna or for its repair or maintenance or for any loss of or damage to the Antenna unless such malfunction or non-functioning is the direct result of negligence, willful misconduct or default after the expiration of any applicable cure period on the part of Landlord. Conversely, Tenant shall not be responsible or liable for any interference with other equipment now or hereafter installed on the Roof by reason of its operation and maintenance of the Antenna unless the same is caused by the Tenant's negligence or intentional misconduct or failure to observe, fulfill or perform its obligations under this Agreement.

            37.10. Tenant shall have access to the Antenna twenty-four (24) hours a day, each and every day during the Term subject, nonetheless, to the terms and provisions herein contained. Tenant covenants that, if it is given keys or any other method of gaining access to the Antenna, it will not duplicate or give the same to third parties. In this regard, and notwithstanding anything otherwise contained in this Lease, neither Tenant nor any of its contractors or designees shall be permitted, emergencies excepted, to do any work on the Roof, except as otherwise expressly permitted by this Lease, without receiving the prior consent, in writing, of Landlord, which consent Landlord agrees it will not unreasonably withhold.

            37.11. Upon the termination of this Lease for whatever reason, Tenant, within thirty (30) days thereafter, as its sole cost and expense, shall remove the Antenna from the Roof and restore and repair any damage resulting from such removal. All of the terms and provisions of this Lease applicable to the installation, maintenance and operation of the Antenna during the Term shall be fully applicable to the aforesaid period within which Tenant is required to effect the removal of the Antenna, except that Tenant shall have no right to utilize the Antenna for any purpose. If Tenant does not effect removal of the Antenna, as aforesaid, Landlord may do so and charge Tenant with the reasonable cost thereof, inclusive of the cost of repairing and replacing any damage caused thereby and Tenant agrees promptly to pay the same to Landlord. Alternatively, at the expiration of the aforesaid removal period, Landlord may elect to conclusively deem the Antenna abandoned by Tenant for all purposes and to treat the same as Landlord's property without any responsibility, obligation or liability to Tenant by reason thereof. If Landlord elects to remove the Antenna, as aforesaid, at its option, it may dispose of or discard it without liability to Tenant, store it and charge reasonable storage fees to Tenant.

                                   ARTICLE 38

                                  Miscellaneous

            SECTION 38.01.  Intentionally omitted.

            38.02.    Intentionally omitted.

            38.03.    Intentionally omitted.

            38.04.    Intentionally omitted.

            38.05. Tenant shall not occupy (as opposed to use as permitted under this Lease) any Common Areas or space in the Building (by assignment, sublease or otherwise) other than the Premises, except with the prior written consent of Landlord in each instance.

            38.06. Tenant will not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of
Section 202 of the Labor Law or of any Requirement.

            38.07. Tenant agrees that its sole remedy in cases where Landlord's reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this Lease, or any rider or separate agreement relating to this Lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived. Such disputes shall be resolved in accordance with CPLR Section 30.31 et. seq., designated as the "New York Simplified Procedure for Court Determination of Disputes". Landlord and Tenant shall take or cause to be taken all action necessary and proper to effect resolution of such disputes in accordance therewith.

            38.08. The Article headings of this Lease are for convenience only and are not to be given any effect whatsoever in construing this Lease.

            38.09. The table of contents preceding this Lease but under the same cover is for the purpose of convenience of references only and is not to be deemed or construed in any way as part of this Lease, nor as supplemental thereto or amendatory thereof.

            38.10. This Lease shall not be binding upon Landlord unless and until it is signed by Landlord and a signed copy thereof is delivered by Landlord to Tenant.

            38.11. The various items which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

            38.12. If Landlord or Tenant consists of more than one party, the obligations, representations, warranties and covenants of Landlord or Tenant, as the case may be, hereunder are joint and several as to each such party.

            38.13. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on the observance, fulfillment or performance of any other provision of this Lease.

            38.14. All payments, other than the payment of Net Annual Rent and Tenant's Tax Payment required under this Lease of Landlord or Tenant shall bear Interest (as defined in Section 1.02 hereof, unless such provision is specifically negated in this Lease, from and after the date which is thirty (30) days after the date on which request for payment is made in the manner provided in
Article 33 hereof.

           38.15. The Exhibits annexed to this Lease shall be deemed part of this Lease with the same force and effect as if such Exhibits were numbered Articles of this Lease.

           38.16. All references in this Lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context in which used.

            38.17. All words and terms used in this Lease, regardless of the number and gender in which used, shall be deemed to include any other number and any other gender as the context in which used may require; and the use herein of the words "successors and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

            38.18.    Intentionally omitted.

            38.19. The terms "mortgage" and "deed of trust" are used interchangeably in this Lease, are hereby given identical meanings, and where applicable shall also refer to the notes and/or bonds or other evidence of indebtedness and any chattel mortgages, conditional bills of sale, assignments of rents, security agreements and financing statements executed and delivered in connection with or as part of any such mortgage; as are the term "holder of the mortgage", "mortgagee", "trustee" and "beneficiary"; and all of the foregoing are applicable to any of the defined terms used in this Lease relating to a mortgage or a holder thereof.

            38.20. Unless the context in which used requires a different construction, the words "herein", "hereof" and "hereunder" and words of similar import refer to this Lease as a whole and not to any particular Section or subdivision thereof.

            38.21. The cover sheet hereto which immediately precedes the Index is a part of this Lease, but in the event of a conflict between any of the provisions of such cover sheet and those otherwise contained in the portion of the Lease beginning on Page 1 hereof, the latter shall prevail and be controlling.

           38.22. The rule of the ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

                                         LANDLORD:

                                         125 Bethpage Associates

                                         By:/s/ Edward Blumenfeld
                                            -----------------------
                                                Edward Blumenfeld,
                                                Its General Partner

                                         TENANT:

                                         Toymax Inc.

                                         By:/s/ Steven Lebensfeld
                                            -----------------------
                                            Name:
                                            Title: President

STATE OF NEW YORK )
                  )  ss.:
COUNTY OF NASSAU  )

            On the 7th day of April, 1997, before me personally came Edward Blumenfeld, to me known, who, being by me duly sworn, did depose and say that he is the sole General Partner of 125 Bethpage Associates, a New York limited partnership, described in and which executed the foregoing instrument; which executed the foregoing instrument; that he had authority to sign the same as the act and deed of 125 Bethpage Associates.

                                                -----------------------
                                                    BARBARA A. LIOTTA
                                            Notary Public, State of New York
                                                       No. 4850695
                                               Qualified in Nassau County
                                           Commission Expires January 20, 19__


STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

            On the 7th day of April, 1997, before me personally came
Steven Lebensfeld, to me known, who, being by me duly sworn, did depose and say that he resides at Laurel Hollow, NY; that he is the President of Toymax Inc., the corporation described in and which executed the foregoing document; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                              -------------------------------
                                                      Sanford Frank
                                              Notary Public State of New York
                                               No. 4598530 Qual. Suffolk Co.
                                              Commission Expires June 29, 1998

                                   EXHIBIT "A"

                           Landlord's Work [ILLEGIBLE]

                                  Map of Premises

                                   EXHIBIT B

                             Intentionally Omitted

                                    EXHIBIT C

                          Metes and Bounds Description
                                   of the Land

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being at Plainview, Town of Oyster Bay, County of Nassau and State of New York, bounded and described as follows:

BEGINNING at a point on the easterly side of Bethpage State Parkway Extension (Marginal Road), distant 1666.55 feet north as measured along the same from the northwesterly end of arc connecting the easterly side of Bethpage State Parkway Extension with the northerly side of Old Country Road;

THENCE Northerly along the easterly side of Bethpage State Parkway Extension on a curve to the left with a radius of 10582.91 feet, a distance of 341.19 feet;

THENCE south 83 degrees 16 minutes 02 seconds east, 544.31 feet to the westerly end of Map of Technical Industrial Park Section No. 1;

THENCE south 24 degrees 44 minutes 00 seconds west along said map, 321.62 feet;

THENCE south 14 degrees 40 minutes 000 seconds west along said map, 26.87 feet;

THENCE north 84 degrees 22 minutes 35 seconds west, 446.79 feet to the easterly side of Bethpage State Parkway Extension at the point or place of BEGINNING.


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

                                   EXHIBIT "D"

                                    Signage

                                    TOY MAX

                                 PROPOSED SIGN

                        SATIN ANODIZED ALUMINUM SIGN
                        CABINET & SKIRT W/CUSTOM COLOR LETTERING
                        (COLOR TO BE APPROVED BY LANDLORD)

                        Blumenfeld Development Group,Ltd
                              6800 Jericho Turnpike
                            Syosset, New York 11791

                                    EXHIBIT E

                              Rules and Regulations

            1. The rights of tenants (which term as used herein includes their employees and invitees) in the Common Area, are limited to ingress to and egress from the tenants' premises for such tenants, and no tenant shall use or permit the use thereof for any other purpose. No tenant shall invite to the tenant's premises or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the Common Areas and facilities of the Building by other tenants. Fire exits and similar facilities are for emergency use only, and they shall not be used for any other purposes by the tenants. No tenant shall encumber or obstruct or permit the obstruction of any of the Common Areas.

            2. The cost of repairing any damage to the Common Areas caused by a tenant or its invitees or employees shall be paid by such tenant.

            3. The Landlord may refuse admission to the Common Areas during a Non-Business Period to any person (including a tenant) not properly identified and during a Non-Business Period may require all persons admitted to the Common Areas to register with Landlord. A person (including a tenant) leaving the Common Areas during a Non-Business Period may be required by the Landlord to properly identify himself or herself and to register with the Landlord. A Non-Business Period is a period of time which is not within Regular Hours. Each tenant shall be responsible for its agents, employees and invitees and shall be liable for all of their acts. Any person whose presence in the Common Areas or in a tenant's premises at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants, may be denied access to the Building or Common Areas or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the Common Areas during the continuance of the same for the safety of the tenants and protection of property. The Landlord may require any person leaving the Common Areas with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on the Landlord for the protection of any tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Common Areas under the provisions of this rule.

            4. Passenger elevators are to be used only for the movement of persons, except as otherwise permitted on a specified occasion, at its sole discretion.

            5. Each tenant shall cooperate to prevent canvassing, soliciting and distribution of handbills within the Project, and shall use reasonable efforts to have its invitees and employees comply with these Rules and Regulations.

            6. No awnings or other projections over or beyond the windows shall be installed by any tenant.

            7. No hand trucks, except those equipped with rubber tires and side guards shall be used in any tenant's premises or in the Common Areas within the Building.

            8. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors to a tenant's premises shall be kept closed at all times.

            9. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building (inclusive of the tenant's premises), or the use or enjoyment by any other tenant of any other premises, no tenant shall install any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the building by any tenant or with the permission of any tenant.

            10. No materials shall be discharged or permitted to be discharged into waste lines, vents or flues which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweeping, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose employees, agents, or invitees, shall have caused the same.

            11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect without Landlord's prior consent which consent will not be unreasonably withheld or delayed. Upon the termination of a tenant's lease, all keys (or equivalents) of the tenant's premises and toilet rooms shall be delivered to the Landlord.

            12. Each tenant shall, at its expanse, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing services or making repairs or alterations in said premises.

            13. The tenant's employees and invitees shall not loiter around the Common Areas.

                                    EXHIBIT F

                          Cleaning and Rubbish Removal

            CLEANING - Tenant Premises

            1.    NIGHTLY - After Hours on Business Days:

                  (a)   Empty and damp wipe all ashtrays.

                  (b)   Empty and dust wipe all waste receptacles.

                  (c)   Empty, clean and refill smoking urns as needed.

                  (d) Dust all areas within hand high reach, including window sills, wall ledges, chairs, desks, tables, baseboards, file cabinets, radiators, pictures, and all manner of office furniture.

                  (e) Sweep with treated cloths all composition tile flooring.

                  (f)   Vacuum all carpeted areas.

                  (g) Wash clean all water fountains and coolers, emptying waste water as necessary.

                  (h) If applicable, terrace balconies Will be cleaned as required (ordinary), and not to include trash and other conditions introduced by Tenant, its employees and their invitees.

            2.     QUARTERLY

                  (a) High dust all walls, ledges, pictures, anemostats and registers of office areas not reached in normal nightly cleaning.

                  (b)   Dust all Venetian Blinds.

II.         CLEANING - INTERIOR COMMON AREAS

            1.    NIGHTLY - After Hours on Business Days:

                  (a)   Empty waste receptacles, as needed.

                  (b)   Empty, clean and refill smoking urns as needed.

                  (c)   Remove gum from all Atrium flooring, as necessary.

                  (d)   Auto scrub all Atrium stone flooring, as necessary.

                  (e) Spray buff stone flooring in entrance lobby and elevator lobbies, as necessary.

                  (f)   Vacuum or wash rubber mats as necessary.

                  (g) Remove finger marks where possible from painted walls, partitions and doors.

                  (h)   Remove finger marks from public door and wall surfaces.

                  (i) Clean interior surfaces of elevator cabs and wash and wax composition tile flooring, or vacuum carpet, as necessary.

                  (j) Wash clean all water fountains and coolers, emptying waste water as necessary.

                  (k)   Lavatories:

                        Wash, disinfect and dry all bowls, seats, urinals, washbasins and mirrors, as necessary.

                        Wash and dry all metal work, as necessary.

                        Empty paper towel and sanitary napkin disposal receptacles and remove to designated area.

                        Damp wipe exterior of waste cans and dispensing units, as necessary.

                        Sweep and wash floors.

                        Dust all sills, partitions and ledges, as necessary.

                        Insert toilet tissue, toweling and soap
                        dispensers, as necessary.

            2.    FOUR TIMES WEEKLY

                  (a)   Sweep and dust stairways, as necessary.

            3.    WEEKLY

                  (a)   Wash booth partitions in lavatories.

                  (b)   Wash all stairways.

            4.    MONTHLY

                  (a)   Wash tile walls, in lavatories.

                  (b) Wash interior of waste cans, and sanitary disposal containers in lavatories.

            5.    QUARTERLY

                  (a) Scrub and wax all composition tile flooring in public corridors.

                  (b)   Scrub and seal stone floor of entrance lobby.

                  (c) High dust all walls, ledges, pictures, anemostats and registers of public areas not reached in normal nightly cleaning.

            6.    ANNUALLY

                  (a)   Lighting fixtures will be washed.

III.       WINDOW CLEANING

            (a)   Clean entrance door glass and transoms - once weekly.

            (b)   Clean Atrium glass - once weekly.

            (c)   Clean Atrium skylight outside - once yearly.

            (d)   Clean exterior of perimeter windows - two times yearly.

IV.        EXTERIOR COMMON AREAS

           (a) Parking fields will be regularly swept, cleared of snow in excess of two inches and generally maintained so as to be well drained, properly surfaced and striped.